                                                                   EXHIBIT 10.16

================================================================================



                            ASSET PURCHASE AGREEMENT

                                  by and among

                       MARKETING SPECIALISTS SALES COMPANY

                                       and

                              JOHNSON-LIEBER, INC.

          regarding the sale of certain assets of Johnson-Lieber, Inc.
                          dated as of November 18, 1999




                 This Agreement is subject to arbitration under
                    the rules and regulations of the American
                       Arbitration Association as provided
                             in Article XII hereof.









================================================================================

                                TABLE OF CONTENTS


                                                                              Page
                                                                              ----
Preliminary Statements..........................................................1
Statement of Agreement....... ..................................................1

ARTICLE I.     IDENTIFICATION OF ASSETS AND LIABILITIES.........................1

Section 1.1         Sale of Assets..............................................1
Section 1.2         Excluded Assets.............................................2
Section 1.3         Assignment of Rights by Seller..............................2
Section 1.4         Assumed Liabilities.........................................3
Section 1.5         Excluded Liabilities........................................3

ARTICLE II.    PURCHASE PRICE AND RELATED TERMS.................................4

Section 2.1         Purchase Price..............................................4
Section 2.2         Payment of Purchase Price...................................4

ARTICLE III.   THE CLOSING......................................................4

Section 3.1         The Closing.................................................4
Section 3.2         Deliveries by Seller........................................4
Section 3.3         Deliveries by Purchaser.....................................5
Section 3.4         Simultaneous Deliveries.....................................5
Section 3.5         Bulk Sale; Sales and Transfer Taxes.........................6

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF SELLER.........................6

Section 4.1         Organization; Good Standing; Delivery of Charter Documents..6
Section 4.2         Articles of Incorporation and Bylaws........................6
Section 4.3         Power and Authority.........................................6
Section 4.4         Authorization; Execution and Validity.......................6
Section 4.5         No Conflict; Consents.......................................7
Section 4.6         Financial Statements........................................7
Section 4.7         No Undisclosed Liabilities..................................7
Section 4.8         Absence of Certain Changes..................................8
Section 4.9         Title to the Purchased Assets...............................8
Section 4.10        Compliance with Laws........................................8
Section 4.11        Insurance...................................................8
Section 4.12        Material Contracts..........................................8
Section 4.13        Litigation; Orders..........................................9
Section 4.14        Real Property...............................................9
Section 4.15        Environmental Matters.......................................9
Section 4.16        Permits....................................................10
Section 4.17        Intangible Assets..........................................11
Section 4.18        Employee Benefits..........................................11


                                                                               Page
                                                                               ----
Section 4.19        Taxes.......................................................13
Section 4.20        Relationship with Principals................................13
Section 4.21        Books and Records...........................................13
Section 4.22        Full Disclosure.............................................14
Section 4.23        Brokers.....................................................14
Section 4.24        Split Commission Arrangements...............................14
Section 4.25        Brokerage Agreements........................................14
Section 4.26        Market Development Fund Accounts............................14

ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF PURCHASER......................14

Section 5.1         Organization; Good Standing.................................14
Section 5.2         Power and Authority.........................................15
Section 5.3         Authorization; Execution and Validity.......................15
Section 5.4         No Conflict; Purchaser Consents.............................15
Section 5.5         Reports and Financial Statements............................15
Section 5.6         Brokers.....................................................15

ARTICLE VI.    COVENANTS OF SELLER..............................................15

Section 6.1         Cooperation of Seller.......................................15
Section 6.2         Pre-Closing Access to Information...........................16
Section 6.3         Conduct of Business.........................................16
Section 6.4         Supplements to Schedules....................................16
Section 6.5         Standstill..................................................16
Section 6.6         Discharge of Encumbrances...................................17
Section 6.7         Non-Disclosure; Non-Competition; Non-Solicitation...........17
Section 6.8         Name of Seller..............................................18
Section 6.9         Required Consents...........................................19
Section 6.10        Shareholder Approval........................................19
Section 6.11        U.S. Bank Breaches..........................................19

ARTICLE VII.   COVENANTS OF PURCHASER...........................................19

Section 7.1         Cooperation by Purchaser....................................19
Section 7.2         Purchaser Indenture Obligations.............................19
Section 7.3         Purchaser Credit Agreement Obligations......................19
Section 7.4         Bonus Payments..............................................19

ARTICLE VIII.  MUTUAL COVENANTS.................................................20

Section 8.1         Consents....................................................20
Section 8.2         Books and Records...........................................20
Section 8.3         Further Assurances..........................................20

ARTICLE IX.    CONDITIONS PRECEDENT TO THE CLOSING..............................21

Section 9.1         Conditions Precedent to Purchaser's Obligations.............21
Section 9.2         Conditions Precedent to Seller's Obligations................22
Section 9.3         If Conditions Not Satisfied.................................23


                                                                               Page
                                                                               ----
ARTICLE X.     TERMINATION PRIOR TO THE CLOSING.................................23

Section 10.1        Termination of Agreement....................................23
Section 10.2        Effect of Termination.......................................24
Section 10.3        Expenses....................................................24
Section 10.4        Procedure Upon Termination..................................24


ARTICLE XI.    INDEMNIFICATION AND RELATED MATTERS..............................25

Section 11.1        Indemnification of Purchaser................................25
Section 11.2        Indemnification of Seller...................................25
Section 11.3        Indemnification Procedure...................................26
Section 11.4        Meritless Third Party Claims................................28
Section 11.5        Assignment of Claims........................................28
Section 11.6        Other Indemnitees...........................................28
Section 11.7        Contribution................................................29
Section 11.8        Damages Without Indemnification.............................29
Section 11.9        Maximum Liability...........................................29
Section 11.10       Interest....................................................29
Section 11.11       Notice of Breach............................................29
Section 11.12       Discovery of Breach.........................................29
Section 11.13       Survival of Terms...........................................30
Section 11.14       Negligence and Strict Liability.............................30

ARTICLE XII.   ARBITRATION AND EQUITABLE REMEDIES...............................30

Section 12.1        Settlement Meeting..........................................30
Section 12.2        Arbitration Proceedings.....................................31
Section 12.3        Place of Arbitration........................................31
Section 12.4        Discovery...................................................31
Section 12.5        Equitable Remedies..........................................31
Section 12.6        Exclusive Jurisdiction......................................32
Section 12.7        Judgments...................................................32
Section 12.8        Expenses....................................................32
Section 12.9        Cost of the Arbitration.....................................32
Section 12.10       Exclusivity of Remedies.....................................32

ARTICLE XIII.  MISCELLANEOUS....................................................32

Section 13.1        Amendment...................................................32
Section 13.2        Counterparts; Fax Signatures................................32
Section 13.3        Entire Agreement............................................33
Section 13.4        Governing Law...............................................33
Section 13.5        No Assignment...............................................33
Section 13.6        No Third Party Beneficiaries................................33
Section 13.7        Notices.....................................................33
Section 13.8        Public Announcements........................................34
Section 13.9        Representation by Legal Counsel.............................34
Section 13.10       Schedules...................................................34


                                                                               Page
                                                                               ----
Section 13.11            Severability...........................................35
Section 13.12            Specific Performance...................................35
Section 13.13            Successors.............................................35
Section 13.14            Time of the Essence....................................35
Section 13.15            Waiver.................................................35

                                    SCHEDULES


Schedule                                                             Description
--------                                                             ----------
Schedule 1.1(d)..................................................Assumed Leases
Schedule 4.1.............................Jurisdictions of Foreign Qualification
Schedule 4.6(a)...................................Reviewed Financial Statements
Schedule 4.6(b)....................................Interim Financial Statements
Schedule 4.8....................................................Certain Changes
Schedule 4.11................................................Insurance Policies
Schedule 4.12................................................Material Contracts
Schedule 4.13................................................Litigation; Orders
Schedule 4.14.....................................................Real Property
Schedule 4.16...........................................................Permits
Schedule 4.17(a)........................................Owned Intangible Assets
Schedule 4.17(b).....................................Licensed Intangible Assets
Schedule 4.18(a)..........................................Welfare Benefit Plans
Schedule 4.18(b)..........................................Pension Benefit Plans
Schedule 4.18(c)..........................................Employee Arrangements
Schedule 4.18(d)........................................Benefit Plan Compliance
Schedule 4.18(e)..........................................No Title IV Liability
Schedule 4.18(f)..................................................Qualification
Schedule 4.18(g).........................................Effect of Consummation
Schedule 4.20......................................Relationship with Principals
Schedule 4.24.....................................Split Commission Arrangements
Schedule 4.25..............................................Brokerage Agreements
Schedule 4.26..................................Market Development Fund Accounts
Schedule 6.9..................................................Required Consents
Schedule 9.1(h)...........................................Consulting Agreements
Schedule 9.1(i).......................................Short-Term Lease Property
Schedule 9.1(j).......................................Commercial Lease Property


                                    EXHIBITS


Exhibit                                                              Description
-------                                                              -----------
Exhibit 2.2........................................................Form of Note
Exhibit 3.2(a)......................Form of General Assignment and Bill of Sale
Exhibit 3.2(f)..............................Form of Opinion of Seller's Counsel
Exhibit 3.2(g).........................................Form of Escrow Agreement
Exhibit 3.3(c).....................................Form of Assumption Agreement
Exhibit 9.1(h).....................................Form of Consulting Agreement
Exhibit 9.1(i).........................................Form of Short-Term Lease
Exhibit 9.1(j).........................................Form of Commercial Lease
Exhibit 10.1(f)....................................Form of Employment Agreement

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 18, 1999 (the "SIGNING DATE"), is made by and between Marketing Specialists Sales Company, a Texas corporation ("PURCHASER"), and Johnson-Lieber, Inc., a Washington corporation, ("SELLER"). Purchaser and Seller are sometimes collectively referred to as the "PARTIES," and individually referred to as a "PARTY."

                             PRELIMINARY STATEMENTS

         A. Seller is engaged in the food brokerage business, which includes providing an array of sales, marketing, merchandising and order management services to manufacturers in order to sell the manufacturers' products to various retailers and wholesalers in a variety of trade channels, including grocery stores, drug stores, convenience stores and mass merchandisers located in the States of Washington, Oregon, Alaska and Montana (such business being herein referred to as the "BUSINESS").

         B. Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase from Seller, certain assets relating to the Business, in each case on the terms and subject to the conditions set forth in this Agreement.

         C. Capitalized terms used in this Agreement are defined or indexed in Appendix A for the convenience of the reader and in order to eliminate the need for cross-references. Appendix A is incorporated herein by this reference for all purposes.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                    IDENTIFICATION OF ASSETS AND LIABILITIES

         Section 1.1 Sale of Assets. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement (including, without limitation, Section 1.3), at the Closing, Seller will sell, convey, assign, negotiate, set over and deliver to Purchaser, and Purchaser will purchase and acquire from Seller the following assets of Seller (collectively, the "PURCHASED ASSETS") as they exist on the Closing Date, free and clear of all
Encumbrances:

                  (a) all of Seller's rights, title and interest to, in and under the Brokerage Agreements;

                  (b) all of Seller's rights and benefits in, to and under that certain Lease Agreement executed as of January 22, 1999, by and between US Fleet Leasing, a unit of Associates Leasing, Inc., and Seller (the "VEHICLE LEASE") and the vehicles leased thereunder;

                  (c) all of Seller's Intangible Assets including, without limitation, all of Seller's rights, title and interest in Seller's corporate name and all of its trade names used in connection with the Business, including, without limitation, the name "Johnson-Lieber, Inc." and all variations thereof;

                  (d) all of Seller's rights and benefits in, to and under the leases identified on Schedule 1.1(d) (the "ASSUMED LEASES"); provided that the term of each Assumed Lease shall not be longer than month-to-month; and

                  (e) all of Seller's rights, title and interest in and to the goodwill of the Business as presently conducted by Seller and as carried on by Seller at the time of Closing, including without limitation, the following:

                           (i) Seller's book of business, customer and principal
                  lists and telephone listings;

                           (ii) all customer and principal files and all other
                  records and books of account of every kind and nature; and

                           (iii) the value of the business as a going concern.

         Section 1.2 Excluded Assets. The term "Excluded Assets" shall mean all assets of Seller not specifically listed in Section 1.1.

         Section 1.3 Assignment of Rights by Seller. Without limiting the generality of Section 1.1, on the Closing Date, Seller shall assign to Purchaser all of Seller's rights, title and interest in, to and under the Brokerage Agreements listed on Schedule 4.25. Seller and Purchaser acknowledge and agree that the Brokerage Agreements, generally, are terminable at will by the other contracting party thereto on 30 days notice and that no such termination shall constitute a breach of this Section 1.3. Notwithstanding the foregoing, no such agreement shall be assigned to Purchaser if an attempted assignment thereof without the consent of the other party or parties thereto would constitute a breach thereof or in any way adversely affect the rights of Seller thereunder and such consent is not obtained, or if any attempted assignment would be ineffective or would affect the rights of Seller thereunder so that Purchaser would not, in fact, receive the benefits thereof. Seller covenants and agrees that the beneficial interest in and to any such agreement shall, to the extent permitted by the relevant agreement and/or law, pass to Purchaser, and Seller covenants and agrees: (a) that it will hold and declare that it holds all such agreements in trust for the benefit of Purchaser, its successors and assigns, from and after the Closing Date; (b) to use its best efforts to obtain and secure any and all consents and approvals that may be necessary to effect such assignment or assignments of the same; (c) to make or complete such assignment or assignments as soon as reasonably possible; and (d) to cooperate with Purchaser in any other reasonable arrangement designed to provide for actions necessary to enable Seller to fulfill any such agreements until an effective assignment thereof to Purchaser can be obtained, and the Parties agree to cooperate and take all necessary actions, including accountings between the Parties, to assure that Purchaser shall receive all of such benefits and rights under such agreements. The provisions of this Section 1.3 (x) do not constitute (1) a waiver of Seller's obligation to deliver the Required Consents or (2) the sole remedy of Purchaser in the event Seller fails to deliver the Required Consents and (y) shall cease to apply to any Brokerage Agreement which is not assigned but for which Purchaser and the manufacturer party thereto enter into a new agreement in place thereof after the Closing Date.

         Section 1.4 Assumed Liabilities. In addition to the payment of the Purchase Price, at the Closing, Purchaser shall assume and agree to pay and perform when due all of Seller's obligations under the Vehicle Lease, the Assumed Leases and any assigned Brokerage Agreements arising thereunder from and after the Closing Date (the "ASSUMED LIABILITIES") pursuant to the terms of the Assumption Agreement.

         Section 1.5 Excluded Liabilities. Purchaser has not agreed to pay, shall not be required to assume and shall have no liability or obligation with respect to, any liability or obligation, direct or indirect, absolute or contingent, of Seller, any subsidiary or Affiliate of Seller or any other Person other than the Assumed Liabilities (collectively, the "EXCLUDED LIABILITIES"), and Seller agrees that it will take all actions and do all things necessary to ensure that Purchaser is not liable for any Excluded Liabilities. Without limiting the generality of the preceding sentence, the Excluded Liabilities include, without limitation, all of the following:

                  (a) liabilities related to Taxes and Environmental Laws arising out of or in connection with the ownership or conduct of the Business by Seller;

                  (b) liabilities related to any Action arising out of or in connection with the ownership or conduct of the Business by Seller, whether asserted before or after the Closing Date and whether known or unknown on the Closing Date;

                  (c) liabilities related to any former or current employee or agent of Seller, including any liabilities under or associated with any Employee Benefit Plan (including, without limitation, any Seller Welfare Benefit Plan, Seller Pension Benefit Plan and Seller Employee Benefit Plan), any Actions asserted by or on behalf of any former or current employee or agent of Seller, any claims for wages, bonuses (other than the Bonus Payments), commissions or other forms of compensation, and any claims under any policies of Seller related to its employees, including any obligations related to accrued vacation, holiday and sick leave and overtime pay;

                  (d) liabilities related to that certain Rabbi Trust dated January 1, 1990

                  (e) liabilities, costs, and expenses related to that certain Lease Agreement No. J0080197 dated as of August 1, 1997 between Seller and Winthrop Resources Corporation;

                  (f) liabilities related to any market development fund accounts in the possession or control of Seller (each, an "MDF ACCOUNT"), including, but not limited, to any negative balance overspending of such MDF Account;

                  (g) liabilities related to compliance of Seller's real property with the Americans with Disabilities Act; and

                  (h) liabilities, costs and expenses incurred by Seller in connection with the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

                                   ARTICLE II.
                        PURCHASE PRICE AND RELATED TERMS

         Section 2.1 Purchase Price. The total consideration for the Purchased Assets will be Purchaser's assumption of the Assumed Liabilities and the sum of $12,240,000 (the "PURCHASE PRICE").

         Section 2.2 Payment of Purchase Price. For and in full consideration of this Agreement and the transactions contemplated herein, at the Closing, Purchaser will pay to Seller the Purchase Price, payable as follows: (i) the amount of $3,000,000 (the "CLOSING CASH PAYMENT") by wire transfer of immediately available funds to the bank account set forth in a notice given by Seller to Purchaser no later than three (3) Business Days prior to the Closing Date; and (ii) the aggregate principal amount of $9,240,000 by delivering to Seller a promissory note substantially in the form of Exhibit 2.2 (the "NOTE").

                                  ARTICLE III.
                                   THE CLOSING

         Section 3.1 The Closing. The consummation of the transactions contemplated by this Agreement (the "CLOSING") will take place on December 17, 1999, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 or such other date or location as may be mutually agreed upon by the Parties; provided that all of the conditions set forth in Article IX, to the extent not waived, are satisfied. The date on which the Closing actually occurs is referred to as the "CLOSING DATE."

         Section 3.2 Deliveries by Seller. At the Closing, Seller will deliver, or cause to be delivered, the following:

                  (a) A general assignment and bill of sale in substantially the form of Exhibit 3.2(a) attached hereto;

                  (b) the closing and secretary's certificates referred to in Sections 9.1(e) and 9.1(f);

                  (c) certificates of good standing and existence (or the functional equivalents) for Seller dated within ten (10) Business Days of the Closing Date issued by the Secretary of State (or other proper state official) of the State of Washington;

                  (d) a certificate of good standing (or the functional equivalent) for Seller dated within ten (10) Business Days of the Closing Date issued by the Secretary of State (or other proper state official) of each state in which Seller is qualified to transact business as a foreign corporation;

                  (e) all Books and Records of Seller relating to the Purchased Assets;

                  (f) an opinion of counsel addressed to Purchaser from counsel to Seller in substantially the form of Exhibit 3.2(f);

                  (g) an escrow agreement substantially in the form of Exhibit 3.2(g) (the "ESCROW AGREEMENT");

                  (h) executed counterparts of all Required Consents;

                  (i) a receipt for the payment of the Closing Cash Payment and delivery of the Note;

                  (j) all written Brokerage Agreements and all other documents, instruments, writing or other materials evidencing or in any way relating to any of the Purchased Assets; and

                  (k) all other previously undelivered documents, instruments and writings required to be delivered by Seller to Purchaser at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as Purchaser may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 3.3 Deliveries by Purchaser. At the Closing, Purchaser will deliver, or cause to be delivered, the following:

                  (a) the Closing Cash Payment in accordance with Section 2.2;

                  (b) the Note;

                  (c) an assumption agreement substantially in the form of
Exhibit 3.3(c) attached hereto (the "ASSUMPTION AGREEMENT");

                  (d) the closing and secretary's certificates referred to in Sections 9.2(f) and 9.2(g);

                  (e) the Escrow Agreement; and

                  (f) all other previously undelivered documents, instruments and writings required to be delivered by Purchaser to Seller at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as Seller may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 3.4 Simultaneous Deliveries. The delivery of the documents required to be delivered at the Closing pursuant to this Agreement will be deemed to occur simultaneously. No delivery will be effective until each Party has received or waived receipt of all the documents that this Agreement entitles such Party to receive.

         Section 3.5 Bulk Sale; Sales and Transfer Taxes. The Parties agree not to comply with the bulk transfer provisions (including, Article 6 of the Uniform Commercial Code, or any similar applicable Law) of any jurisdiction in which any of the Purchased Assets are located. Purchaser shall have no liability or obligation to Seller, to Seller's creditors or to others, arising out of or relating to the sale by Seller of the Purchased Assets to Purchaser under the provisions of this Agreement; nor shall Purchaser be liable for any Tax liabilities attributable to the sale of the Purchased Assets other than any transfer, sales tax, recording or similar fees and charges.

                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser that the statements made in this Article IV are true, correct and complete:

         Section 4.1 Organization; Good Standing; Delivery of Charter Documents. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its property and to carry on business as now being conducted. Seller is duly licensed or qualified as a foreign corporation in each jurisdiction in which its assets are owned or leased, or in which the nature of its business makes such license or qualification necessary, except those jurisdictions wherein the failure to so qualify would not have a Material Adverse Effect on Seller. Schedule 4.1 lists the jurisdictions in which Seller is qualified to transact business as a foreign corporation. There is no pending or, to Seller's Knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Seller.

         Section 4.2 Articles of Incorporation and Bylaws. Seller has heretofore furnished or made available to Purchaser a complete and correct copy of its Charter Documents, each as in effect on the Signing Date. Seller is not in violation of any provision of its Charter Documents.

         Section 4.3 Power and Authority. Seller has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all the Transaction Documents to which Seller is a party. The execution and delivery of the Transaction Documents by Seller have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the Transaction Documents. Seller has all requisite corporate power and authority necessary to own, operate and lease its assets and to carry on its business as and where conducted. Prior to Closing, Seller will have obtained all necessary board of director and shareholder approvals of this Agreement and the transactions contemplated hereby.

         Section 4.4 Authorization; Execution and Validity. Each of the Transaction Documents, when executed by Seller and delivered to Purchaser, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

         Section 4.5 No Conflict; Consents. The execution, delivery and performance by Seller of each Transaction Document to which it is a party will not, subject to obtaining the Required Consents and Consents required by Governmental Authorities (a) violate any Law, (b) violate any Charter Document of Seller, (c) violate any Order to which Seller is a party or by which

Seller, the Purchased Assets or the Assumed Liabilities is bound, (d) breach any Material Contract (other than a breach of that certain Business Loan Agreement and Commercial Security Agreement dated July 1, 1998 by and between Seller and U.S. Bank, which such breach Seller shall cure at or prior to Closing or as contemplated by the Affected Agreements), (e) result in the creation of any Encumbrance on any of the Purchased Assets of Seller or (f) require any Consent from any Person.

         Section 4.6 Financial Statements.

                  (a) Reviewed Financial Statements. Attached hereto as Schedule 4.6(a) are the reviewed balance sheets of Seller as of December 31, 1998 (the "YEAR-END BALANCE SHEET") and such date is the "BALANCE SHEET DATE"), December 31, 1997, December 31, 1996 and December 31, 1995, together with the reviewed statements of income, changes in shareholders' equity and cash flows of Seller for the fiscal years then ended, and the notes thereto, accompanied by the reports thereon of Clark Nuber, independent public accountants (collectively, the "REVIEWED FINANCIAL STATEMENTS"). The Reviewed Financial Statements have been prepared in accordance with GAAP (except as noted therein), and present fairly, in all material respects, the financial position of Seller as of the dates indicated and the results of Seller's operations and cash flows for the periods then ended.

                  (b) Interim Financial Statements. Attached hereto as Schedule 4.6(b) are the interim balance sheets of Seller as of September 30, 1999 (the "INTERIM BALANCE SHEET") and the related statements of operations for the nine month period ended on such date and the monthly profit and loss statements for the months of July, August and September, 1999 (collectively, the "INTERIM FINANCIAL STATEMENTS"). The Interim Financial Statements have been prepared in accordance with the Books and Records of Seller consistent with past practices, and present fairly, in all material respects, the financial position of Seller as of the date indicated and the results of its operations and cash flows for the period then ended, subject to normal year-end adjustments.

         Section 4.7 No Undisclosed Liabilities. Except as described in the Year-End Balance Sheet, none of the Purchased Assets, the Assumed Liabilities or the Business is subject to any Claim (other than Claims contemplated by the Affected Agreements) of any nature, absolute or contingent, and, to Seller's Knowledge, no events have occurred or circumstances exist that could give rise to any future Claim (other than Claims contemplated by the Affected Agreements) that could have a Material Adverse Effect on the Purchased Assets, the Assumed Liabilities or the Business.

         Section 4.8 Absence of Certain Changes. Since the Balance Sheet Date, Seller has conducted its business only in the ordinary course of business consistent with past practices and, without limiting the generality of the foregoing, except as set forth on Schedule 4.8, there has not been any (a) event or events (whether or not covered by insurance), and no facts or conditions exist which, individually or in the aggregate, would reasonably be expected to prevent or delay consummation of the Agreement or otherwise prevent Seller from performing its obligations under this Agreement or have had, or would reasonably be expected to have a Material Adverse Effect on Seller or any of the Purchased Assets, the Assumed Liabilities or the Business, (b) other than the Affected Accounts or the Affected Agreements, destruction, damage or other loss to any Purchased Asset, (c) other than the Affected Accounts or the Affected Agreements, amendment, termination or receipt of notice of termination of or entry into any contract, lease or license involving a total commitment by Seller of $5,000 or more, (d) incurrence or guarantee of any debt by Seller, other than trade and accounts payable incurred in the ordinary course of business consistent with past practices, (e) waiver of any material right or release of any debt or Claim relating to any of the Purchased Assets or the Assumed Liabilities by Seller, (f) amendment or termination of any Permit relating to any of the Purchased Assets or the Assumed Liabilities by Seller,
(g) imposition of any Encumbrance on any of the Purchased Assets of Seller, (h) change in any accounting method used by Seller, or (i) agreement or commitment to take any action described in this Section.

         Section 4.9 Title to the Purchased Assets. At the Closing, Seller will hold good, valid and marketable title to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Encumbrances. Seller and Purchaser acknowledge and agree that the Brokerage Agreements, generally, are terminable at will by the other contracting party thereto on 30 days notice and that no such termination shall constitute a breach of this Section 4.9.

         Section 4.10 Compliance with Laws. Seller has complied with all Laws in the conduct of its Business, its ownership and operation of the Purchased Assets and its performance of the Assumed Liabilities. Seller has not received any notice from any Governmental Authority or other Person asserting that Seller has violated any Law.

         Section 4.11 Insurance. Schedule 4.11 lists, as of the Signing Date, all insurance policies to which Seller is a party or which insure the Business or any of the Purchased Assets against loss (collectively, the "INSURANCE POLICIES"), including each insurer's name, coverage deductible and limit, expiration date and current premium. Each Insurance Policy is in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy, other than any policy that will be replaced or is intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage from an insurer that is financially sound and reputable. True and complete copies of all Insurance Policies have been provided to Purchaser.

         Section 4.12 Material Contracts. Neither Seller nor, to Seller's Knowledge, any other Person is in default under any contract, agreement, commitment, lease, policy or other instrument relating to the ownership and operation of the Business, the Purchased Assets or the Assumed Liabilities or by which any of the Purchased Assets or the Assumed Liabilities is bound (including, without limitation, any of the Brokerage Agreements listed on Schedule 4.25) (the "MATERIAL CONTRACTS"), nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Seller or, to Seller's Knowledge, any other Person. The Material Contracts that are or pertain to any of the Purchased Assets or the Assumed Liabilities are listed on Schedule 4.12. All of the contracts listed on Schedule 4.12 and any contracts entered into after the Signing Date in accordance with Section 6.3, other than the Affected Accounts and the Affected Agreements, are valid and binding and in full force and effect, subject to Laws Affecting Creditors' Rights. True and complete copies of all the Material Contracts that are or pertain to any of the Purchased Assets or the Assumed Liabilities have been provided to Purchaser. Seller and Purchaser acknowledge and agree that the Brokerage Agreements, generally, are terminable at will by the other contracting party thereto on 30 days notice and that no such termination shall constitute a breach of this
Section 4.12.

         Section 4.13 Litigation; Orders. Except as disclosed on Schedule 4.13, there is no Claim or Action pending or, to Seller's knowledge, threatened against Seller, at law or in equity, before any arbitrator or Governmental Authority which (a) individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect on Seller, the Business or any of the Purchased Assets or the Assumed Liabilities, or (b) seeks to, or would reasonably be expected to, prevent or delay consummation of the Agreement or otherwise prevent Seller from performing its obligations under this Agreement. True and complete copies of all material pleadings in the Actions listed on Schedule 4.13 have been provided to Purchaser.

         Section 4.14 Real Property. Schedule 4.14 lists each parcel of real property owned or leased by Seller, including the street address of each property and a summary description of the buildings and improvements thereon. Except as disclosed on Schedule 4.14, all real property owned by Seller is (i) in compliance with all applicable Laws, including, without limitation, Environmental Laws and any building, fire, land use, occupancy, safety, set-back or zoning Law, (ii) not burdened by any encroachment, covenant, easement, restrictive covenant, right-of-way or servitude, other than those that do not interfere with Seller's ability to conduct its Business as presently conducted or to use such properties for their intended purpose.

         Section 4.15 Environmental Matters.

                  (a) Compliance with Environmental Laws. The Business has been and is operated in compliance with all Environmental Laws and all Permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws (collectively, the "ENVIRONMENTAL PERMITS").

                  (b) Hazardous Materials. Seller has not caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Materials at any of the properties or facilities used in connection with the Business (whether presently or formerly owned, leased or operated by Seller or any of its current or former subsidiaries) except in compliance with all Environmental Laws. No generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Materials has occurred at any of the properties or facilities used in connection with the Business (whether presently or formerly owned, leased or operated by Seller or any of its current or former subsidiaries), except in compliance with all Environmental Laws. There has been no release of Hazardous Materials by Seller or any of its current or former subsidiaries or, to Seller's Knowledge, any other Person at any property currently or formerly owned, leased or operated by Seller or any of its current or former subsidiaries.

                  (c) Existence of an Action. There are no past, pending or, to Seller's Knowledge, threatened Actions, demands, demand letters, Claims, liens, notices of non-compliance or violation, notices of liability or potential liability, consent orders or consent agreements relating to Environmental Laws, Environmental Permits or any Hazardous Materials ("ENVIRONMENTAL CLAIMS") against Seller or any of its assets or property, including the

Purchased Assets, by any Person, and, to the Seller's Knowledge, there are no circumstances that could form the basis of any such Environmental Claim, including without limitation those alleged to result from use, handling, exposure, or injury from any Hazardous Material.

                  (d) Environmental Permits. There are no Environmental Permits necessary to own or operate the Purchased Assets.

                  (e) Environmental Orders and Agreements. Seller is not the subject of any outstanding written Order, contract, agreement, commitment, or other arrangement with any Governmental Authority or any other Person respecting Environmental Laws or Hazardous Materials.

                  (f) Miscellaneous. Without in any way limiting the generality of the foregoing, (i) none of the off-site locations where Seller has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Materials has been identified as a facility that is subject to an existing Claim under any Environmental Law or is the subject of any threatened Claim by any Person, (ii) no underground improvement regulated by any Environmental Law, including any storage or treatment tank, is located on any real property owned, leased or operated by Seller, (iii) there is no asbestos or asbestos-containing material on any real property owned, leased or operated by Seller in any condition that could reasonably be expected to give rise to any corrective action requirements or other liability under applicable Environmental Laws, and (iv) no polychlorinated biphenyls or polychlorinated biphenyls-containing items are used or stored at any real property owned, leased or operated by Seller.

         Section 4.16 Permits. Schedule 4.16 lists all the Permits related to the Purchased Assets or the Assumed Liabilities or the operation of the Business. Except as disclosed on Schedule 4.16, Seller is in possession of all grants, Permits, easements, variances, exceptions, Consents, and Orders of any Governmental Authority necessary for it to own, lease or operate its properties or to conduct the Business as it is now being conducted, except for those which the failure to possess, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Agreement or otherwise prevent Seller from performing its obligations under this Agreement and have not had, and would not reasonably be expected to have, a Material Adverse Effect on Seller or any of the Purchased Assets or the Assumed Liabilities and, as of the date hereof, no suspension, revocation, termination or cancellation of any of the Permits is pending or, to Seller's Knowledge, threatened, except for such suspensions, revocations, terminations or cancellations which, individually or in the aggregate, would not reasonably be expected to prevent or delay consummation of the Agreement or otherwise prevent Seller from performing its obligations under this Agreement, and have not had, and would not reasonably be expected to have, a Material Adverse Effect on any of the Purchased Assets or the Assumed Liabilities. There is no Action pending or, or to Seller's Knowledge, threatened to revoke or limit any Permit listed on Schedule 4.16.

         Section 4.17 Intangible Assets.

                  (a) Owned Intangible Assets. Schedule 4.17(a) lists all the Intangible Assets owned by Seller as of the Signing Date. With respect to the Intangible Assets listed on Schedule 4.17(a) and all the Intangible Assets obtained or developed prior to the Closing,

(i) Seller owns all rights, title and interest in, to and under such Intangible Assets free and clear of all Encumbrances, (ii) Seller has not sold, transferred, licensed, sub-licensed or conveyed any interest in any of such Intangible Assets, and (iii) no Person has infringed upon or misappropriated any of such Intangible Assets.

                  (b) Licensed Intangible Assets. Schedule 4.17(b) lists all licenses and contracts related to any Intangible Asset used by Seller as of the Signing Date. Each license or contract listed on Schedule 4.17(b) and each license or contract related to an Intangible Asset which is entered into after the Signing Date in accordance with Section 6.3 is valid, binding and in full force and effect. Seller has not infringed upon or misappropriated any Intangible Asset owned by another Person.

         Section 4.18 Employee Benefits.

                  (a) Welfare Benefit Plan. Schedule 4.18(a) lists, as of the Signing Date, each Welfare Benefit Plan maintained by Seller or to which Seller contributes or is required to contribute with respect to any Person (the "SELLER WELFARE BENEFIT PLANS"). Except as disclosed on Schedule 4.18(a), Seller has no liability for contributions, premiums or other payments more than 30 days past due with respect to any of the Seller Welfare Benefit Plans. Except as disclosed on Schedule 4.18(a), no Seller Welfare Benefit Plan provides for any benefits to retirees or former employees except as required by Part G of Title I of ERISA.

                  (b) Pension Benefit Plans. Schedule 4.18(b) lists, as of the Signing Date, each Pension Benefit Plan maintained by Seller or to which Seller contributes or is required to contribute with respect to any Person (the "SELLER PENSION BENEFIT PLANS"). Except for Seller's liabilities under the Seller Pension Benefit Plans and as otherwise disclosed on Schedule 4.18(b), Seller has not incurred any debt with respect to any Seller Pension Benefit Plan. Except as disclosed on Schedule 4.18(b), Seller does not presently maintain and has never maintained, nor has had any obligation of any nature (whether contingent or otherwise) to contribute to, any Plan covered by Title IV of ERISA or to a "defined benefit plan" (as defined in Section 414(j) of the Code), without regard to whether such defined benefit plan met the requirements of Section 401(a) of the Code. Seller has no current liability for contributions due with respect to the Seller Pension Benefit Plans, including any "individual account plan" (as defined in Section 3(34) of ERISA).

                  (c) Employee Arrangements. Schedule 4.18(c) lists each Employee Benefit Plan not otherwise disclosed in Schedules 4.18(a) or 4.18(b) maintained by Seller with respect to any past or present employee of Seller. Seller has no liability for contributions or payments more than 30 days past due with respect to any of its Employee Benefit Plans listed on Schedule 4.18(c).

                  (d) Benefit Plan Compliance. All of the Employee Benefit Plans maintained by Seller or to which Seller contributes or is required to contribute with respect to any Person ("SELLER EMPLOYEE BENEFIT PLANS") and any related trust agreements or annuity contracts (or any other funding instruments) currently comply in all respects, and have so complied in the past, both as to form and operation, with all applicable Laws, including ERISA and the Code. Except as described on Schedule 4.18(d), no assets of Seller or any Seller Employee Benefit Plans include any "employer securities" or "employer real property" as such terms are defined in Section 407 of ERISA. Except as described on Schedule 4.18(d), no debt has been incurred by any Seller Employee Benefit Plan, other than liabilities for the payment of benefits or insurance premiums.

                  (e) No Title IV Liability. Except as described on Schedule 4.18(e), no liability under Title IV of ERISA has been or will be incurred by Seller on or prior to the Closing Date. Seller has not made any commitment, whether formal or informal, and whether legally binding or not, to create or have liability under any additional Employee Benefit Plan, policy or arrangement, or to modify any existing Seller Employee Benefit Plan.

                  (f) Qualification. Except as described on Schedule 4.18(f), all funded Seller Pension Benefit Plans and their related trusts are qualified, both in form and operation under Section 401(a) of the Code.

                  (g) Effect of Consummation. Except as set forth in Schedule 4.18(g), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Seller or any other individual to a bonus (other than the Bonus Payments), severance pay, unemployment compensation or similar payment, (ii) otherwise accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former employee of Seller, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or (iv) in any way result in any additional liability with respect to any Seller Employee Benefit Plan.

                  (h) No Penalties. Neither any Seller Employee Benefit Plan nor any fiduciary of any trust related to such plans has engaged in any transaction in connection with which Seller or any such fiduciary is or could be subject either to a civil penalty or other liability under ERISA or an excise tax imposed by the Code, and no event has occurred and no condition exists with respect to any Seller Employee Benefit Plan that could subject Seller to any other Tax or penalty under the Code or civil penalty or other liability under ERISA or other Laws.

                  (i) No Actions. No Action is pending or, to Seller's Knowledge, threatened involving any Seller Employee Benefit Plan.

         Section 4.19 Taxes.

                  (a) Tax Returns. All Tax returns, reports, and declarations of estimated Tax (collectively, "RETURNS") which were required to be filed by Seller with any Governmental Authority have been timely filed. All Returns are true and correct and accurately reflect the Tax liabilities of Seller. All Taxes shown to be due pursuant to such Returns, other than Taxes being contested in good faith and for which adequate reserves are reflected on the Interim Balance Sheet, have been paid.

                  (b) Statute of Limitations and Tax Actions. Seller has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or, to Seller's Knowledge, threatened Claims, assessments, notices, proposals to assess, deficiencies or audits with respect to Taxes.

                  (c) Miscellaneous Tax Representations. Proper and accurate amounts have been withheld and remitted by Seller from and in respect of all Persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all Laws. Neither Seller nor, to Seller's Knowledge, any other corporation has filed an election under
Section 341(f) of the Code that is applicable to Seller or any of the Purchased Assets. Seller is not a party to any tax sharing agreement. There is no contract, plan or arrangement covering any Person that, individually or collectively, would give rise to the payment of any amount that would not be deductible by Seller by reason of Section 280G of the Code. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code. Seller has never been a member of any group that filed a consolidated federal income tax return.

         Section 4.20 Relationship with Principals. Schedule 4.20 lists all of the principals of Seller based on sales during the twelve month period ended June 30, 1999, showing the approximate total sales by Seller for each such principal and the Annualized Commissions of Seller earned on such sales during such period. Except for the Affected Accounts and the Affected Agreements or as otherwise disclosed on Schedule 4.20, there has not been any Material Adverse Change in the business relationship between Seller and any principal disclosed on Schedule 4.20. Except as disclosed on Schedule 4.20, the relationships of Seller with its principals are satisfactory. Except as disclosed on Schedule 4.20, no principal has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with Seller, or to materially decrease its usage of the services of Seller.

         Section 4.21 Books and Records. The Books and Records of Seller relating to the Business, the Purchased Assets and the Assumed Liabilities, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

         Section 4.22 Full Disclosure. No representation or warranty of Seller made in this Agreement, nor any written statement furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the Business or financial condition of Seller or the Purchased Assets or the Assumed Liabilities, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

         Section 4.23 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Seller.

         Section 4.24 Split Commission Arrangements. Schedule 4.24 lists, as of the Signing Date, all split commission arrangements maintained by Seller or to which Seller is a party. Seller has not breached, is not in default under the terms of any such split commission arrangement.

         Section 4.25 Brokerage Agreements. Schedule 4.25 lists, as of the Signing Date, all Brokerage Agreements to which Seller is a party and except as noted on Schedule 4.25 none of the Brokerage Agreements (i) require more than 30 days written notice of termination, or (ii) contain any penalty provisions related to termination for any reason by a party thereto. Other than the Affected Agreements, Seller has not breached, nor is it in default under, the terms of any

Brokerage Agreement to which it is a party. Except as disclosed in Schedule 4.25, as of the date hereof, Seller has not received any notices of termination relating to any of its Brokerage Agreements and is not on probation for any reason with any manufacturer.

         Section 4.26 Market Development Fund Accounts. Schedule 4.26 lists, as of the Signing Date, MDF Accounts and the outstanding balances of each such MDF Account. Seller has not overspent any MDF Account of any principal without such principal's written approval, copies of which have been delivered to Purchaser, and has properly segregated and maintained all MDF Accounts. Seller has no tax liability related to any such MDF Account and has fulfilled all of its fiduciary duties with respect to all of its MDF Accounts.

                                   ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller that the statements set forth in this Article V are correct and complete.

         Section 5.1 Organization; Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 5.2 Power and Authority. Purchaser has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all the other Transaction Documents to which Purchaser is a party. Purchaser has all requisite corporate power and authority necessary to own, operate and lease its assets and to carry on its business as and where conducted.

         Section 5.3 Authorization; Execution and Validity. Each of the Transaction Documents, when executed and delivered by Purchaser, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

         Section 5.4 No Conflict; Purchaser Consents. The execution, delivery and performance by Purchaser of each Transaction Document to which it is a party will not (a) violate any Law, (b) violate any Charter Document of Purchaser, (c) violate any Order to which Purchaser is a party or by which Purchaser or its assets is bound, or (d) except for any Consent required, if any, under the Purchaser Indenture or the Purchaser Credit Agreement, require any Consent from any Person.

         Section 5.5 Reports and Financial Statements. From January 1, 1999 to the date hereof, except where failure to have done so did not and would not have a material adverse effect on Purchaser, Purchaser has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Securities and Exchange Commission ("SEC"), including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the PURCHASER REPORTS"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Purchaser Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 5.6 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Purchaser other than fees payable by Purchaser pursuant to that certain Advisory Agreement dated August 18, 1999, among Marketing Specialists Corporation ("MSC"), Monroe & Company, LLC and Richmont Capital Partners I, LLP, the payment of which is the sole responsibility of Purchaser.

                                   ARTICLE VI.
                               COVENANTS OF SELLER

         Section 6.1 Cooperation of Seller. From the Signing Date through the Closing Date, Seller will use reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Purchaser in connection with the foregoing, including using all reasonable efforts to obtain all of the Consents, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 9.1 to be satisfied on or prior to the Closing.

         Section 6.2 Pre-Closing Access to Information. From the Signing Date through the Closing Date, Seller will afford to Purchaser and its Representatives access to the properties and the Books and Records of Seller.

         Section 6.3 Conduct of Business.

                  (a) Ordinary Course. From the Signing Date through the Closing Date or the termination of all negotiations relating to the consummation of this Agreement, Seller, in connection with the conduct of the Business, (i) will use its best efforts to (A) preserve substantially the relationships with its Representatives, suppliers and principals, (B) perform its obligations under all contracts, leases and Permits, (C) comply with all Laws, (D) confer with Purchaser regarding operational matters of a material nature, (E) provide Purchaser with the interim balance sheets of Seller as of August 31, 1999, and monthly profit and loss statements of Seller for the period from June 30, 1999 through the month ending no more than 30 days prior to the Closing Date, and (F) conduct the Business in the ordinary course and consistent with past practices and (ii) will not, without the written consent of Purchaser, (A) enter into or agree to any transaction outside the ordinary course of its business, (B) incur any additional indebtedness, (C) increase or agree to increase the salary, compensation, bonus, or benefits of any of the directors, officers or employees of Seller, or (D) sell or otherwise dispose of or encumber any Purchased Asset.

                  (b) Prohibited Actions. Except as otherwise required or permitted by this Agreement, from the Signing Date through the Closing Date or prior to the termination of all negotiations relating to the consummation of this Agreement, Seller will not, without the prior written consent of Purchaser, take or fail to take any action as a result of which any of the changes or events listed in Section 4.8 occur or become likely to occur.

         Section 6.4 Supplements to Schedules. If, between the Signing Date and the Closing Date, Seller becomes aware that any of its representations and warranties in this Agreement or the schedules to this Agreement were inaccurate when made or if during such period any event occurs or condition changes that causes any of such representations and warranties to be inaccurate, then Seller will notify Purchaser thereof in writing and supplement the schedules hereto to account for any such inaccuracy, event or change. Any such supplement to the schedules will not be deemed to have been disclosed as of the Signing Date or to have cured any breach of representations and warranties made in this Agreement, unless so agreed to in writing by Purchaser.

         Section 6.5 Standstill. From the Signing Date through the Closing Date or prior to the termination of all negotiations relating to the consummation of the transactions contemplated by this Agreement (in the event that the Closing does not occur on or prior to December 31, 1999), Seller will not, and will use its best efforts to cause its Representatives to not, directly or indirectly,
(i) initiate, solicit, seek, encourage or otherwise facilitate (including by way of furnishing information or assistance) any inquiry, communication or proposal that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) enter into any agreement contemplating or otherwise relating to an Acquisition Proposal, (iii) provide any information or data to, or engage in, maintain or continue discussions or negotiations with, any Person in furtherance of any such inquiry, communication or proposal or otherwise relating to an Acquisition Proposal or for the purpose of obtaining an Acquisition Proposal,
(iv) accept, agree to, endorse or recommend any Acquisition Proposal, or (v) release any third party from any standstill or confidentiality agreement, or waive or amend any provision thereof, to which it is a party; provided, that no Person shall be deemed to have provided any information or data to, or engaged in, maintained or continued discussions or negotiations with, any other Person in violation of this Section if such Person advises the other Person that they are precluded from taking any action that would constitute a violation of this Section. Seller shall notify Purchaser orally (within one Business Day) and in writing (as promptly as practicable) of all relevant details relating to, and all material aspects of (including the identity of the Person making such inquiry, communication or proposal), all inquiries, communications and proposals which they or any of its or their Representatives may receive relating to any of such matters and, if such inquiry, communication or proposal is in written form or electronically or magnetically stored, shall deliver to Purchaser a copy of such inquiry, communication or proposal as promptly as practicable. Seller has terminated, and has used its best efforts to cause each of its Representatives to cease and terminate, any existing initiation, solicitation, encouragement, facilitation, communication, discussion or negotiation with any Person conducted heretofore by Seller, or any of its Representatives relating to any Acquisition Proposal. Seller shall promptly notify its Representatives of the obligations undertaken in this Section and any violation of the restrictions set forth in the two immediately preceding sentences by any Representative of Seller who takes any such prohibited action with the express or apparent encouragement or authority of Seller or with Seller's Knowledge, shall be deemed to be a breach of this Section by Seller.

         Section 6.6 Discharge of Encumbrances. Seller will take all actions and do all things necessary to cause all Encumbrances on any Purchased Assets to be terminated or otherwise discharged at or prior to the Closing.

         Section 6.7 Non-Disclosure; Non-Competition; Non-Solicitation.

                  (a) Non-Disclosure Agreement. Seller acknowledges that it and its Representatives have and may have access to Confidential Information and that such Confidential Information does and will constitute valuable, special and unique property of Purchaser. Seller shall not, and, using its best efforts, shall not permit any of its Representatives to, at any time (i) use any Confidential Information in any manner adverse to the business interests of Purchaser, or (ii) disclose any such Confidential Information to any Person for any reason or purpose whatsoever, unless and until such time (A) as such information becomes publicly available other than information which becomes public as a result of a breach of this Section 6.7 by Seller or its Representatives or (B) as Seller is advised by counsel that any such information is required by law to be disclosed; provided, however, that prior to such disclosure, Seller or any of its Representatives shall notify Purchaser within fifteen days of its obligation to disclose any such Confidential Information. Upon the request of Purchaser, Seller shall, and shall use its best efforts to cause its Representatives to, deliver to Purchaser all letters, notes, computer disks, software, notebooks, reports and other materials which contain Confidential Information relating to the Purchased Assets and which are in the possession or under the control of such Person.

                  (b) Non-Competition Agreement. Seller agrees not to conduct, either directly or indirectly, the Business in the States of Washington, Oregon, California and Montana or in any state or foreign country Seller conducts its business as of the Closing Date for a period of five (5) years after the Closing Date.

                  (c) Independent Covenants. The covenants set forth in this Section constitute an independent and separate agreement independently supported by good and adequate consideration. The Parties intend all provisions of this
Section 6.7 to be enforced to the fullest extent permitted by Law. Accordingly, should a court of competent jurisdiction determine that the scope of any subsection of this Section 6.7 is too broad to be enforced as written, the Parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision contained in this
Section 6.7 is declared invalid or illegal, the other provisions hereof will not be affected or impaired thereby and will remain valid and enforceable. The existence of any Claim or cause of action of Seller or any of its Representatives against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of the covenants set forth in this Section.

                  (d) Injunctive Relief. In the event of a breach or threatened breach by Seller or any of its Representatives of any provision of this Section, Purchaser will be entitled to an injunction to prevent irreparable injury to such entity. Nothing herein will be construed as prohibiting Purchaser from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Seller or any of its Representatives.

                  (e) Acknowledgments of Seller. Seller acknowledges that (i) any public disclosure of any Confidential Information related to the Purchased Assets will have an adverse effect on Purchaser and its business, (ii) Purchaser would suffer irreparable injury if Seller breaches any of the terms of this Section, (iii) Purchaser will be at a substantial competitive disadvantage if Seller fails to abide by the restrictions provided for in this Section, (iv) the scope of the protective restrictions provided for in this Section are reasonable when taking into account (A) the negotiations between the Parties and (B) that Seller is the direct beneficiary of the Purchase Price paid pursuant to this Agreement,
(v) the consideration being paid to Seller pursuant to this Agreement is sufficient inducement for Seller to agree to the terms hereof, (vi) the provisions of this Section are reasonable and necessary to protect Purchaser's business, to prevent the improper use or disclosure of the Confidential Information related to the Purchased Assets and to provide Purchaser with exclusive ownership of all such Confidential Information and (vii) the terms of this Section preclude Seller from engaging in the conduct of the Business as provided in this Section.

         Section 6.8 Name of Seller. Immediately upon or after the Closing, Seller shall change its name to another name not confusingly similar to its present name or any trade names, and shall take all other action as may be required to permit Purchaser to adopt (or file an assumed name certificate as to) the name "Johnson-Lieber," any trade names of Seller or any names similar thereto.

         Section 6.9 Required Consents. Schedule 6.9 lists any third parties (other than third parties under Brokerage Agreements related to the Affected Accounts or the Affected Agreements) from whom Consents must be obtained by Seller to consummate the transactions contemplated hereby, including the sale of the Acquired Assets to, and the assumption of the Assumed Liabilities by, Purchaser, prior to the Closing (collectively, the "REQUIRED CONSENTS"). Seller shall obtain and deliver all Required Consents at or prior to the Closing; provided, however, that a failure by the Seller to deliver any Required Consents relating to the Brokerage Agreements at or prior to the Closing shall not constitute a breach of this Section 6.9 but shall be subject to Sections 9.1(c) and (d) and Section 10.1(c).

         Section 6.10 Shareholder Approval. Prior to the Closing, Seller shall recommend approval of this Agreement and the consummation of the transactions contemplated hereby to its shareholders and shall use its best efforts to cause each shareholder of Seller who is entitled to vote to attend (whether in person or by proxy) a special meeting of the shareholders or to act by written consent for the purpose of approving this Agreement and the transactions contemplated hereby.

         Section 6.11 U.S. Bank Breaches. At or prior to Closing, Seller shall have cured any breaches under that certain Business Loan Agreement and Commercial Security Agreement dated as of July 1, 1998 by and between Seller and U.S. Bank.

                                  ARTICLE VII.
                             COVENANTS OF PURCHASER

         Section 7.1 Cooperation by Purchaser. From the Signing Date through the Closing Date, Purchaser will use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Seller in connection with the foregoing, including using reasonable efforts to obtain all of the Consents, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 9.2, the satisfaction of which is in the reasonable control of Purchaser, to be satisfied on or prior to the Closing.

         Section 7.2 Purchaser Indenture Obligations. Purchaser shall obtain any Consents from, and make any deliveries to, the trustee or holders, as applicable, required (if any) under the Purchaser Indenture to consummate the transactions contemplated hereby and in the other Transaction Documents.

         Section 7.3 Purchaser Credit Agreement Obligations. Purchaser shall use good faith commercially reasonable efforts to obtain Consents to consummate the transactions contemplated hereby from the agent or lenders, as applicable, under the Purchaser Credit Agreement within ten (10) days of the Signing Date or as soon as practicable thereafter. Purchaser shall notify Seller it has obtained such Consents as soon as practicable after the same have been delivered to Purchaser.

         Section 7.4 Bonus Payments. Prior to, simultaneously with, or as soon as practicable after, the Closing Date, Purchaser shall make arrangements for the payment of signing or retention bonuses in an aggregate amount not to exceed $510,000 (the "BONUS PAYMENTS") pursuant to, and in accordance with the terms of, new employment agreements, bonus agreements or such other agreements with such employees of Seller and in such amounts and on such terms as Purchaser may determine in its sole and absolute discretion, after consultation with Seller with respect to the employees only.

                                  ARTICLE VIII.
                                MUTUAL COVENANTS

         Section 8.1 Consents. Each Party hereby agrees to use reasonable efforts, to take reasonable actions and to cooperate with each other as may be necessary to obtain all Consents from third parties (including Governmental Authorities) to consummate the transactions contemplated by the Transaction Documents.

         Section 8.2 Books and Records.


                  (a) Access. For a period of six (6) years after the Closing, each Party will provide the other Parties with reasonable access during normal business hours to its Books and Records relating to the Purchased Assets or the Assumed Liabilities (other than Books and Records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of the Purchased Assets or the Assumed Liabilities prior to the Closing Date and are requested by such Party to prepare its Returns, to respond to third party Claims or for any other legitimate purpose specified in writing. Each Party shall have the right, at its own expense, to make copies of any such Books and Records.

                  (b) Destruction. No Party shall dispose of or destroy any Books and Records relating to the Purchased Assets or the Assumed Liabilities to the extent that they relate to the condition or operation of the Purchased Assets or the Assumed Liabilities prior to the Closing without first offering to turn over possession thereof to the other Party by written notice at least 30 days prior to the proposed date of disposition or destruction.

                  (c) Confidentiality. Each Party may take such action as it deems reasonably appropriate to separate or redact information unrelated to the Business from documents and other materials requested and made available pursuant to this Section and may condition the other

Party's access to documents and other materials that it deems confidential to the execution and delivery of an agreement by the other Party not to disclose or misuse such information.

                  (d) Assistance. Each Party will, upon written request and at the requesting Party's expense, make personnel available to assist in locating and obtaining any Books and Records relating to the Purchased Assets or the Assumed Liabilities to the extent that they relate to the condition or operation of the Purchased Assets or the Assumed Liabilities prior to the Closing and make personnel available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any third party Claim in which the other Party does not have any adverse interest.

        Section 8.3 Further Assurances. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after the Closing, each Party shall execute and deliver all instruments and documents and take all other action that the other Party may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IX.
                       CONDITIONS PRECEDENT TO THE CLOSING

         Section 9.1 Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions, any of which may be waived in writing by Purchaser.

                  (a) Accuracy of Representations and Warranties. The representations and warranties made by Seller in this Agreement will have been true, complete and correct as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date will have been correct and complete as of the specified date.

                  (b) Performance of Covenants. Seller will have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by such Party prior to or at the Closing.

                  (c) No Material Adverse Change. None of Seller, the Purchased Assets or the Assumed Liabilities will have undergone any Material Adverse Change since the Signing Date.

                  (d) Consents. Seller will have received and delivered to Purchaser all the Required Consents, each in form and substance satisfactory to Purchaser, and will have given all notices required to be given to any Persons prior to the consummation of the transactions contemplated by this Agreement.

                  (e) Closing Certificate. Seller will have delivered to Purchaser a certificate confirming (i) the satisfaction of the conditions set forth in Sections 9.1(a), 9.1(b), 9.1(c), and 9.1(l) and (ii) the continuing force and effect of the Required Consents.

                  (f) Secretary's Certificate. Seller will have delivered to Purchaser a certificate executed by the secretary or an assistant secretary of Seller certifying as to (i) Seller's

Charter Documents, (ii) Seller's good standing (in its state of incorporation and each jurisdiction listed on Schedule 4.1) and existence (in its state of incorporation), (iii) the resolutions in which Seller's board of directors approved this Agreement and the transactions contemplated hereby, (iv) the resolutions in which Seller's shareholders approved this Agreement and the transactions contemplated hereby and (v) the incumbency of Seller's officers who execute any documents on behalf of Seller in connection with this Agreement.

                  (g) Deliveries. Seller will have delivered the documents required by Section 3.2, and such other documents as Purchaser may reasonably require.

                  (h) Consulting Agreements. Purchaser, or an Affiliate of Purchaser, shall have entered into a consulting agreement in substantially the form of Exhibit 9.1(h) with each of the individuals set forth on Schedule 9.1(h).

                  (i) Short-Term Leases. Purchaser and Seller shall have entered into a temporary lease in substantially the form of Exhibit 9.1(i) for the real property described on Schedule 9.1(i).

                  (j) Commercial Lease. Purchaser and Seller shall have entered into a commercial lease in substantially the form of Exhibit 9.1(j) for the real property described in Schedule 9.1(j).

                  (k) Purchaser's Indenture and Credit Agreement. Purchaser shall have obtained all Consents required, if any, under the Purchaser Indenture and the Purchaser Credit Agreement.

                  (l) No Order or Action. No Order will be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action will be pending or, to Seller's Knowledge, threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Purchaser or any of its Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither Purchaser nor any of its Affiliates instituted such Action.

         Section 9.2 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions, any of which may be waived in writing by Seller.

                  (a) Accuracy of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement will have been true and complete in, all material respects, as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date will have been true and complete as of the specified date.

                  (b) Performance of Covenants. Purchaser will have performed and complied, in all material respects, with all agreements, covenants and obligations required by this Agreement to be performed by Purchaser prior to or at the Closing.

                  (c) Deliveries. Purchaser will have delivered the documents required by Section 3.3 and such other documents as Seller may reasonably require.

                  (d) No Order or Action. No Order will be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action will be pending or, to the knowledge of Purchaser, threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Seller or any of its Representatives as a result of any of the transactions contemplated by this Agreement, provided that Seller nor any of its Affiliates instituted such Action.

                  (e) Shareholder Approval. The shareholders of Seller shall have approved this Agreement and the consummation of the transactions contemplated hereby.

                  (f) Closing Certificate. Purchaser will have delivered to Seller a certificate confirming the satisfaction of the conditions set forth in Sections 9.2(a), 9.2(b), 9.2(d) and 9.2(h).

                  (g) Secretary's Certificate. Purchaser will have delivered to Seller a certificate executed by a secretary or assistant secretary of Purchaser certifying as to (i) Purchaser's Charter Documents, (ii) the resolutions in which Purchaser's board of directors approved this Agreement and the transactions contemplated hereby and (iii) the incumbency of Purchaser's officers who execute any documents on behalf of Purchaser in connection with this Agreement.

                  (h) No Material Adverse Change. Since the Signing Date, Purchaser, together with its subsidiaries on a consolidated basis, shall not have suffered any material change in its financial condition which materially and adversely affects its ability to repay the Note in accordance with the terms thereof.

         Section 9.3 If Conditions Not Satisfied. In the event that any of the conditions set forth in this Article IX are not satisfied, and the Parties nevertheless consummate the transactions contemplated by this Agreement to take place at the Closing, the Parties will not be deemed to have waived any Claim for damages or other relief arising from or in connection with such non-satisfaction.

                                   ARTICLE X.
                        TERMINATION PRIOR TO THE CLOSING

         Section 10.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Parties;

                  (b) by Purchaser at any time after the occurrence of a Material Adverse Change in the Business, the Purchased Assets or the Assumed Liabilities;

                  (c) by Purchaser or Seller at any time on or after December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (d) by Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement or if any such representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Sections 9.1(a) or 9.1(b) would not be satisfied (a "TERMINATING SELLER BREACH"), and which Terminating Seller Breach is not cured by Seller within ten (10) calendar days following notice by Purchaser of such breach;

                  (e) by Seller, upon breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if such representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Sections 9.2(a) or 9.2(b) would not be satisfied (a "TERMINATING PURCHASER BREACH"), and which Terminating Purchaser Breach is not cured by Purchaser within ten (10) calendar days following Purchaser's receipt of written notice of such breach; or

                  (f) by Purchaser if Purchaser, or an Affiliate of Purchaser, shall have failed to enter into an employment agreement in substantially the form of Exhibit 10.1(f) hereto with such employees of Seller as Purchaser deems appropriate, in its sole and absolute discretion, after consultation with Seller; provided Purchaser notifies Seller of such failure at least two days prior to the Closing Date.

         Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, all obligations of the parties hereto shall terminate except the obligations of the Parties pursuant to Sections 10.2, 10.3, and 10.4 and Article XI. No termination of this Agreement pursuant to Sections 10.1(d) or 10.1(e) shall prejudice the ability of a non-breaching Party from seeking damages from any other Party for any breach of this Agreement, including attorney's fees and the right to pursue any remedy at law or in equity, and nothing contained herein (including this Section) shall relieve any Party from liability for any breach of this Agreement.

         Section 10.3 Expenses.

                  (a) If the Closing occurs, unless otherwise specifically set forth herein all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses.

                  (b) If the Closing does not occur, unless otherwise specifically set forth herein all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses.

        Section 10.4 Procedure Upon Termination. In the event of termination pursuant to Section 10.1, written notice thereof will be immediately given to the other Parties and the transactions contemplated by this Agreement will be terminated, without any further action by any Party. If the transactions contemplated by this Agreement are so terminated:

                  (a) each Party will return all documents, work papers and other materials of the other Parties, whether obtained before or after the Signing Date to the party furnishing the same; and

                  (b) such termination will not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.

                                   ARTICLE XI.
                       INDEMNIFICATION AND RELATED MATTERS

         Section 11.1 Indemnification of Purchaser.


                  (a) Indemnification Obligations of Seller. Seller will indemnify, defend, and hold Purchaser harmless from any and all Claims directly or indirectly related or arising with respect to:

                           (i) Breaches of Representations and Warranties. Any
                  inaccuracy in any representation or warranty made in Article IV or in the certificates delivered by Seller pursuant to
                  Section 3.2(b);

                           (ii) Breaches of Covenants. Any failure to perform or
                  observe any covenant or agreement of Seller set forth in this Agreement or in any agreement delivered pursuant to this Agreement;

                           (iii) Failure to Pay or Perform Excluded Liabilities.
                  Any failure of Seller to pay or perform any of the Excluded Liabilities; or

                           (iv) Operation of Business. Any Claim incurred as a
                  result of, relating to or arising out of Seller's ownership or operation of (x) the Purchased Assets or the Assumed Liabilities prior to Closing Date, (y) the Excluded Assets or
                  (z) the Business in each case regardless of whether such claim is asserted before or after the Closing Date.

         Section 11.2 Indemnification of Seller. Purchaser will indemnify, defend, and hold Seller, harmless from any and all Claims directly or indirectly related or arising with respect to:

                  (a) Breaches of Representations and Warranties. Any inaccuracy in any representation or warranty of Purchaser made in Article V in the certificates delivered by Purchaser pursuant to Section 3.3(d);

                  (b) Breaches of Covenants. Any failure to perform or observe any covenant or agreement of Purchaser set forth in this Agreement or in any agreement delivered pursuant to this Agreement; or

                  (c) Operation of Business. Any Claim incurred after the Closing Date as a result of, relating to or arising out of Purchaser's ownership or operation of the Purchased Assets or Assumed Liabilities from and after the Closing Date.

         Section 11.3 Indemnification Procedure. The indemnification obligations under this Agreement will be subject to the following procedures:

                  (a) Defense of Claim. Within five (5) days after a Party entitled to indemnification (an "INDEMNITEE") receives a notice of any Claim that may give rise to an indemnification obligation under this Agreement, the Indemnitee will give the Party responsible for providing indemnification with respect to such Claim (the "INDEMNITOR") notice of such Claim, together with a copy of all documents relating to such Claim that the Indemnitee possesses; provided, that the failure to provide such notice shall not deprive an Indemnitee of its right to indemnification hereunder, unless the Indemnitor is prejudiced by such failure. The Indemnitor will then immediately undertake the defense of such Claim by representatives of its own choosing and reasonably acceptable to Indemnitee (which, in the case of Purchaser, shall be deemed to include Akin, Gump, Strauss, Hauer & Feld, L.L.P. and in the case of Seller shall be deemed to include Graham & Dunn PC); provided further that Purchaser will have the right to control and undertake such defense by representatives of its own choosing if the Claim could have a material adverse effect upon the Purchased Assets or Assumed Liabilities or involves any Environmental Law or Hazardous Material. The Indemnitor will notify the Indemnitee of the Indemnitor's undertaking of the defense of a Claim promptly after receiving the notice of the Claim. Similarly, the Indemnitee will notify promptly the Indemnitor of the Indemnitee's election of its right to control such defense under the circumstances described above.

                  (b) Participation of the Indemnitee. If ten (10) Business Days after delivering notice of a Claim to the Indemnitor or such shorter period necessary to prevent judgment by default in favor of the Person asserting the Claim, the Indemnitor has not begun to defend against such Claim, the Indemnitee will have the right to defend or settle such Claim on behalf of the Indemnitor. Notwithstanding whether the Indemnitor commences at any time to defend against a Claim, the Indemnitee will have the right to participate in such defense by representatives of its own choosing. The Indemnitee will bear any expense of such participation if the Indemnitor is defending against the Claim unless (i) defenses exist to the Indemnitee that are unavailable to the Indemnitor or (ii) there exists a material conflict of interest between Indemnitor and Indemnitee under applicable standards of professional conduct (each, as advised to the Indemnitee in writing by Indemnitee's counsel, with a copy to the Indemnitor). Under such circumstances, the Indemnitor will reimburse the Indemnitee for the Indemnitee's reasonable attorneys' fees and expenses. In addition, the Indemnitor will reimburse the Indemnitee for the Indemnitee's reasonable attorneys' fees and expenses incurred during the period when the Indemnitor did not defend against the Claim and in connection with Claims that Purchaser possesses the right to defend. Notwithstanding whether the Claim involves a purported breach of the Indemnitor's representations and warranties, the Indemnitor's obligation to reimburse such fees and expenses will not be subject to the Indemnitor's Maximum Liability. The Indemnitor will make such reimbursement payments to the Indemnitee upon the Indemnitee's submission of periodic invoices describing such fees and expenses in reasonable detail.

                  (c) Settlement of Claims. The Indemnitor may settle any Claim at its own expense, provided that the Indemnitor will not settle any Claim or consent to the entry of any judgment without the consent of the Indemnitee if such settlement or judgment (i) includes any admission of wrongdoing by the Indemnitee or any of the Indemnitee's Representatives, (ii) includes any consent to any type of injunctive relief affecting the Indemnitee or any of the

Indemnitee's Representatives, (iii) excludes an unconditional release by the Person asserting the Claim of the Indemnitee and the Indemnitee's
Representatives from all liability with respect to such Claim, or (iv) requires the Indemnitee or any of the Indemnitee's Representatives to make any payment.

                  (d) Reimbursement. If an Indemnitor undertakes the defense of any Claim or settles any Claim and such Claim was not within the scope of the Indemnitor's indemnification obligations under this Agreement, the Indemnitee will promptly reimburse the Indemnitor for all expenses with respect to such defense or settlement, including the Indemnitor's reasonable attorneys' fees and expenses.

                  (e) Cooperation. In connection with any indemnity obligation under this Article XI, the Indemnitee will cooperate with all reasonable requests of the Indemnitor and its Representatives.

                  (f) Payment--Net of Insurance Proceeds. The amount of any damage or indemnification payable pursuant to this Article XI will be net of any insurance proceeds actually received by the Indemnitee in connection with the circumstances giving rise to the Claim. The calculation of net insurance proceeds will give effect to all costs incurred by the Indemnitee for such insurance recovery, including all costs associated with retrospective premium adjustments, experienced-based premium adjustments, and indemnification obligations. Nothing in this Section will be construed or interpreted as a guaranty of any level or amount of insurance recovery with respect to any Claim hereunder.

                  (g) Payment--Net of Tax Benefit and Detriment. The Parties will treat any payment or receipt of damages or indemnification under this
Article XI as an adjustment to the Purchase Price on all Returns, except for the interest component of any such payment, which the Parties will treat as interest income or expense, as the case may be. To the extent that any damage or indemnification payment exclusive of the interest component constitutes taxable income to the Indemnitee, the amount of such damage or indemnification payment will be increased by the amount of any income Tax attributable to such payment and the reimbursement of any related income Taxes. To the extent that any damage or indemnification payment exclusive of the interest component constitutes a reduction of taxable income to the Indemnitee, the amount of such damage or indemnification payment will be decreased by the amount of any income Tax attributable to such reduction of taxable income.

                  (h) Offset Under Note.

                           (i) Subject to the restrictions of Section 11.9,
                  Purchaser may offset all or any part of a Claim (in lieu of seeking any cash indemnification therefor to which Purchaser believes in good faith it is entitled under this Article XI) against its payment obligations under the Note by delivering to Seller with a copy to the Escrow Agent written notice thereof in accordance with Section 11.3(a) (the "OFFSET NOTICE") certifying the existence, nature and amount (or estimated amount) of such Claim.

                           (ii) In the event Seller in good faith objects to the
                  grounds for an amount of any offset, Seller shall deliver written notice stating the basis of such dispute along with the amount of the Claim it rejects, if any, to Purchaser with a copy to Escrow Agent within ten (10) days after delivery of the Offset Notice. If Seller fails to object to all or any portion of the Claim pursuant to such notice, Purchaser may immediately offset such Claim (or portion thereof) in accordance with subsection (iii) of this paragraph (h). The parties shall resolve any such dispute in accordance with the provisions set forth in Article XII. After the receipt of such notice and until such time as such dispute is resolved in accordance with Article XII, Purchaser may make any payments required under the Note (the "ESCROW PAYMENTS") equal to the estimated amount of the disputed Claim (or portion thereof) into an escrow account pursuant to the Escrow Agreement.

                           (iii) Purchaser may immediately offset any undisputed
                  or resolved Claim (or any portion thereof) against payments under the Note or the Escrow Payments, as applicable; provided, however, that Purchaser shall exhaust the amount of the Escrow Payments (and any interest thereon), if any, prior to any offset of further payments under the Note. Any offset by Purchaser of a Claim for indemnification hereunder shall alter the timing and amount of payments required under the
                  Note in the same manner as if Purchaser had made a prepayment thereunder.

         Section 11.4 Meritless Third Party Claims. If a third party makes a Claim against the Indemnitee that ultimately proves to be meritless, the Indemnitee may nevertheless require the Indemnitor to defend such Claim and reimburse the Indemnitee for its reasonable attorneys' fees and expenses in connection with such Claim if such Claim was within the scope of the Indemnitor's indemnification obligations under this Agreement.

         Section 11.5 Assignment of Claims. If any amounts for which the Indemnitor is responsible are recoverable from a third party, the Indemnitee will assign any rights that it may have to recover such amounts to the Indemnitor.

         Section 11.6 Other Indemnitees. Upon the Indemnitee's request, the Indemnitor will indemnify any of the Indemnitee's Representatives to the same extent as the Indemnitee; provided that Indemnitor shall not be required to indemnify more than one Person under this Article XI for the same loss. No Representative of any Indemnitee, however, will be a third party beneficiary of the indemnification provisions set forth in this Agreement. In addition, an Indemnitee shall release or waive any claim to which such Indemnitee has requested another indemnitor to indemnify such Indemnitee's Representative, but such release or waiver shall apply only to the extent that said Representative is indemnified by such indemnitor, and such Representative will have no recourse against the Indemnitee for the amount so indemnified. To the extent that an Indemnitee requests an Indemnitor to indemnify such Indemnitee's representative, such Indemnitor shall indemnify the Representative according to the indemnification limitations set forth in this Article XI.

         Section 11.7 Contribution. If the indemnity obligations provided for in this Agreement are held unenforceable in whole or in part for any reason other than a determination that the injury is not covered by a warranty, covenant or agreement of Seller hereunder, each Party will perform such indemnity obligations to the extent enforceable. To the extent that such indemnity obligations are unenforceable, the Party that would have been the Indemnitor with respect to a Claim except for such unenforceability will contribute to such Claim in such proportion as appropriate to reflect the relative fault of such Party as opposed to the relative fault of the Person who would have been the Indemnitee, as well as any other relevant equitable considerations.

         Section 11.8 Damages Without Indemnification. A Party may assert a Claim for damages against another Party for a breach of this Agreement even though the Party seeking such damages has not incurred a liability or made a payment to another Person.

         Section 11.9 Maximum Liability. Seller shall not be required to indemnify Purchaser for any Claim under this Article XI unless and until the aggregate amount of all such Claims exceeds $200,000 (the "MINIMUM LOSS"). After the Minimum Loss is exceeded, Purchaser shall be entitled to be paid the entire amount of all Claims, including those amounts constituting the Minimum Loss. In addition, Purchaser shall not be liable for any Claim for damages or indemnification under this Agreement to the extent that the aggregate amount of such Claims exceeds $100,000. Similarly, Seller will not be liable for any Claim for damages or indemnification to the extent that the aggregate amount of such Claims exceeds the Purchase Price (such amounts are referred to as such Party's "MAXIMUM LIABILITY"). If the aggregate amount of such Claims for which a Party would otherwise be responsible exceeds the Maximum Liability, such Party's responsibility for such Claims will be applied proportionately against all such Claims. Notwithstanding anything to the contrary contained in this Section, the Maximum Liability shall not apply (1) to claims based upon a breach of the representations and warranties made in Sections 4.15, 4.18 or 4.19, or (2) to claims related to Purchaser's payment obligations under the Note which shall be governed by the terms thereof.

         Section 11.10 Interest. A Party will pay interest computed at the then current prime rate on any Claim for indemnification under this Agreement for which such Party is the Indemnitor from the date of the Indemnitee's indemnifiable out-of-pocket expenditures through the date that the Party pays such Claim.

         Section 11.11 Notice of Breach. If before the Closing, a Party notifies another Party of its breach of this Agreement, such notification will neither prevent such other Party from seeking damages for such breach nor decreasing or mitigating such damages if such other Party still closes the transactions contemplated by this Agreement.

         Section 11.12 Discovery of Breach. If before the Closing a Party discovers that another Party has breached this Agreement, such discovery will neither prevent such Party from seeking damages for such breach nor decreasing or mitigating such damages if such Party still closes the transactions contemplated by this Agreement; provided that the non-breaching Party shall deliver written notice of such breach within five (5) days after the discovery thereof and the breaching party shall have failed to cure such breach within ten
(10) days after receipt of such notice or the number of days until the Closing Date, whichever is less; provided, further, that the foregoing notice and cure period shall not apply if the non-breaching Party discovers such breach less than five (5) days before the Closing Date or to breaches by Seller of Section 6.5 or 6.7.

         Section 11.13 Survival of Terms. The agreements, covenants, indemnity obligations, representations and warranties, and other terms of this Agreement, Seller's closing certificate and any other documents contemplated under this Agreement will survive the Closing and any investigation or notice by any Party, provided that the representations and warranties of each Party under this Agreement will expire at 5:00 p.m. Dallas, Texas time on the day immediately preceding the second anniversary of the Closing Date. Notwithstanding the general expiration of each Party's representations and warranties described above: (a) the representations and warranties set forth in Article IV, Sections
4.3 (Power and Authority), 4.4 (Authorization; Execution and Validity), 4.5 (No Conflict; Consents), 4.9 (Title to the Purchased Assets), 4.22 (Full Disclosure) and 4.23 (Brokers) will survive forever, subject to all defenses available under applicable Law, including the expiration of any applicable statute of limitations, and (b) the representations and warranties set forth in Sections
4.10 (Compliance with Laws), 4.15 (Environmental Matters), 4.18 (Employee Benefits) and 4.19 (Taxes) will not expire until 30 days after the expiration of the applicable statute of limitations, as such statutory period may be extended from time to time. A Party will not be responsible with respect to any Claim for damages or indemnification with respect to any inaccuracy in any of such Party's representations or warranties unless such Party receives notice of the Claim with respect to such inaccuracy before such representation and warranty expires. With respect to any such Claim received before the expiration of a particular representation or warranty, the Party responsible for such representation or warranty will remain responsible for any damage or indemnification amounts claimed notwithstanding the subsequent expiration of such representation or warranty.

         Section 11.14 Negligence and Strict Liability. THE PROVISIONS OF THIS AGREEMENT CONCERNING CLAIMS FOR DAMAGES AND INDEMNIFICATION WILL APPLY WHETHER OR NOT THE PARTY OR OTHER PERSON CLAIMING SUCH DAMAGES OR INDEMNIFICATION WAS NEGLIGENT, GROSSLY NEGLIGENT, OR STRICTLY LIABLE IN CONNECTION WITH THE EVENTS GIVING RISE TO SUCH CLAIM.

                                  ARTICLE XII.
                       ARBITRATION AND EQUITABLE REMEDIES

         Section 12.1 Settlement Meeting. The Parties will attempt in good faith to resolve promptly through negotiations any dispute under this Agreement (other than disagreements governed by Sections 6.7 or 13.12 or as otherwise provided in
Section 12.5). If any such dispute should arise, the Parties will meet at least once to attempt to resolve the matter (the "SETTLEMENT MEETING"). Any Party may request the other Parties to attend a Settlement Meeting at a mutually agreed time and place within ten (10) days after delivery of a notice of a dispute. The occurrence of a Settlement Meeting with respect to a dispute will be a condition precedent to seeking any arbitration or judicial remedy, provided that if a Party refuses to attend a Settlement Meeting the other Parties may proceed to seek such remedy.

         Section 12.2 Arbitration Proceedings. If the Parties have not resolved a dispute at the Settlement Meeting any Party may submit the matter to arbitration. A panel of three arbitrators will conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association (the "ARBITRATION RULES"). The decision of a majority of the panel will be the decision of the arbitrators.

                  (a) Arbitration Notice. To submit a dispute to arbitration, a Party will furnish the other Parties and the American Arbitration Association with a notice (the "ARBITRATION NOTICE") containing (i) the name and address of such Party, (ii) the nature of the dispute in reasonable detail, (iii) the Party's intent to commence arbitration proceedings under this Agreement, and
(iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

                  (b) Selection of Arbitrators. Within ten days after delivery of the Arbitration Notice, Purchaser and Seller will each select one arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. Within ten (10) days after the selection of the last of those two arbitrators, those two arbitrators will select the third arbitrator from such list. If the first two arbitrators cannot select a third arbitrator within such ten (10) day period, the American Arbitration Association will select a third arbitrator from the list. Each arbitrator will be an individual not subject to disqualification under Rule No. 19 of the Arbitration Rules with experience in settling complex litigation involving mergers and acquisitions.

                  (c) Arbitration Final. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification will be final and binding upon the Parties to the maximum extent permitted by Law, provided that any Party may seek any equitable remedy available under Law as provided in this Agreement. This agreement to arbitrate is irrevocable.

         Section 12.3 Place of Arbitration. Any arbitration proceedings will be conducted in such location as the Indemnitee or non-breaching party, as appropriate, may select. The arbitrators will hold the arbitration proceedings within 60 days after the selection of the third arbitrator.

         Section 12.4 Discovery. During the period beginning with the selection of the third arbitrator and ending upon the conclusion of the arbitration proceedings, the arbitrators will have the authority to permit the Parties to conduct such discovery as the arbitrators consider appropriate.

         Section 12.5 Equitable Remedies. Notwithstanding anything else in this Agreement to the contrary, after the Settlement Meeting, a Party will be entitled to seek any equitable remedies available under Law or this Agreement, including an injunction prohibiting a breach of the provisions of Section 6.7 or an Order requiring Seller to perform this Agreement pursuant to Section 13.12. Any such equitable remedies will be in addition to any damages or indemnification rights that such Party may assert in an arbitration proceeding.

         Section 12.6 Exclusive Jurisdiction. The Parties agree that any claim for equitable relief relating to this Agreement will be instituted in a federal or state court sitting in the jurisdiction selected by the non-breaching party, which courts and their respective appellate courts will be the exclusive venue for any such claim. Each Party waives any objection that it may have to the laying of such venue, and irrevocably submits to the jurisdiction of any such court with respect to any such claim. Any service of process and other notice in any such case will be effective against a Party when transmitted in accordance with Section 13.7, provided that a Party also may serve process in any manner permitted by Law.

         Section 12.7 Judgments. Any arbitration award under this Agreement will be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a Party.

         Section 12.8 Expenses. If any Party commences arbitration proceedings or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party's reasonable attorneys' fees and expenses to the extent that the arbitrators or court considers appropriate. Notwithstanding whether the arbitration or court proceedings involved a purported breach of a Party's representations and warranties, the portion of any award or judgment reimbursing the prevailing Party's attorneys' fees and expenses will not be subject to the other Party's Maximum Liability.

         Section 12.9 Cost of the Arbitration. The arbitrators will assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

         Section 12.10 Exclusivity of Remedies. To the extent permitted by Law, the arbitration and judicial remedies set forth in this Article XI will be the exclusive remedies available to the Parties with respect to any dispute under this Agreement (other than remedies provided in Sections 6.7 or 13.12).

                                  ARTICLE XIII.
                                  MISCELLANEOUS

         Section 13.1 Amendment. No amendment of this Agreement will be effective unless in a writing signed by the Parties.

         Section 13.2 Counterparts; Fax Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.

         Section 13.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 13.4 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

         Section 13.5 No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior written consent of the other Parties. Any attempted assignment or delegation without such prior written consent shall be void. Notwithstanding this prohibition against assignment and delegation, Purchaser may assign its rights and delegate its duties under this Agreement to a wholly-owned subsidiary; provided, however, that upon such assignment of benefits or delegation of duties, Purchaser shall not be released from any of its obligations under this Agreement without Seller's written consent. In addition, at any time prior to or after the Closing, Purchaser may assign its rights under this Agreement to a purchaser of all of the assets or equity of Purchaser, or any other successor-in-interest to Purchaser, without Seller's consent, and any such purchaser and any subsequent purchasers of all of the asset or equity of Purchaser may similarly assign such rights.

         Section 13.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

         Section 13.7 Notices. Unless otherwise provided elsewhere in this Agreement, all claims, consents, designations, notices, waivers, and other communications in connection with this Agreement shall be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when transmitted by hand delivery, (b) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (c) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (d) on the third business day following actual transmittal when transmitted by certified or registered United States mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at its address or location set forth below (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

                  Purchaser:                Marketing Specialists Sales Company
                                            17855 N. Dallas Parkway, Suite 200
                                            Dallas, Texas 75287
                                            Attn:  Nick G. Bouras
                                            Facsimile: (972) 349-6448

                  Copy to: Marketing Specialists Sales Company 17855 N. Dallas Parkway, Suite 200 Dallas, Texas 75287
                                            Attn:  Nancy K. Jagielski, Esq.
                                            Facsimile:  (972) 349-6448

                  Copy to:         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                   1700 Pacific Avenue
                                   Suite 4100
                                   Dallas, Texas 75201
                                   Attn:  Alan M. Utay
                                   Facsimile: (214) 969-4343

                  Seller:          Johnson-Lieber, Inc.
                                   Attn:  Mr. Ronald L. Dengel
                                   P. O. Box 9723
                                   Renton, Washington  98057
                                   Facsimile: (425) 228-9788

                  Copy to:         Graham & Dunn PC
                                   1420 Fifth Avenue, 33rd Floor
                                   Seattle, Washington  98101
                                   Attn:  Jack G. Strother
                                   Facsimile: (206) 340-9599

         Section 13.8 Public Announcements. The Parties will agree on the terms of any press releases or other public announcements related to this Agreement, and will consult with each other before issuing any press releases or other public announcements related to this Agreement. The parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof.

         Section 13.9 Representation by Legal Counsel. Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

         Section 13.10 Schedules. All references in this Agreement to schedules will mean the schedules identified in this Agreement, which are incorporated into this Agreement and will be deemed a part of this Agreement for all purposes. Each Section of this Agreement that refers to a schedule will have a separate schedule. In addition, any disclosure under a particular Section's schedule will be made under the heading of any relevant subsection of such Section. A disclosure of an item in a schedule for a particular Section or under a heading in a schedule corresponding to a particular subsection will not be a disclosure under any other Section's schedule or any other subsection, unless so noted specifically on such schedule. Seller has delivered to Purchaser a correct and complete copy of each document described on each schedule to this Agreement and a written description of each unwritten arrangement or other item described on each such schedule.

         Section 13.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

         Section 13.12 Specific Performance. Seller acknowledges that the benefits that Purchaser will derive from the transactions contemplated by this Agreement are unique and irreplaceable. Accordingly, if Seller improperly abandons or terminates this Agreement, Purchaser would not have an adequate remedy at law. Purchaser therefore will be entitled to a court order requiring Seller to perform this Agreement. Seller will be entitled to specific performance of this Agreement.

         Section 13.13 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

         Section 13.14 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

         Section 13.15 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each Party executed, or caused a duly authorized officer to execute, this Agreement as of the Signing Date.


PURCHASER:                        MARKETING SPECIALISTS SALES COMPANY,
                                  a Texas corporation



                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


SELLER:                           JOHNSON-LIEBER, INC.,
                                  a Washington corporation



                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                   APPENDIX A

                     DEFINITIONS AND RULES OF INTERPRETATION


         Definitions. Unless the context otherwise requires, the terms defined in this Appendix will have the meanings specified below for all purposes of this
Agreement:

         (a) "ACTION" means any action, arbitration proceeding, cause of action, charge, counterclaim, cross claim, inquiry, investigation, legal action, litigation, Order, proceeding, or suit.

         (b) "ACQUISITION PROPOSAL" means any proposal or offer, other than a proposal or offer by Purchaser with respect to (a) any merger, reorganization, recapitalization, consolidation, share exchange, business combination, liquidation, dissolution or other similar transaction involving Seller (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 5% or more of the assets of Seller, in a single transaction or series of transactions (whether related or unrelated), other than inventory sold, leased, exchanged, mortgaged, pledged, transferred or otherwise disposed of in the ordinary course of business, (c) any sale of, tender offer or exchange offer for 5% or more of the outstanding shares of any class of Seller's capital stock or any class of Seller's debt securities or the filing of a registration statement under the Securities Act in connection therewith, (d) the acquisition by any Person of beneficial ownership of 5% or more of the then outstanding shares of any class of Seller's capital stock or any class of Seller's debt securities or (e) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         (c) "AFFECTED ACCOUNTS" means (i) the manufacturers listed below and
(ii) any other manufacturers that are currently represented by Seller that move to Purchaser prior to the Closing:

                      Smuckers
                      Bumble Bee
                      Cullyspring
                      Oral B
                      Stash Tea
                      Gortons
                      Borden
                      Heart Light
                      Boca Burgers
                      Good Humor
                      Slim Fast
                      Minute Maid

         (d) "AFFECTED AGREEMENTS" means those Brokerage Agreements specifically and separately identified on Schedule 4.12 under which a default arises solely by reason of Seller's negotiation, execution, delivery or performance of this Agreement pursuant to the terms hereof or the consummation of the transactions contemplated hereby.

         (e) "AFFILIATE" will mean any Person who, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used in this Agreement, the term "Control," whether used as a noun, adjective or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and Control will be presumed to exist, with respect to any Person, where any other Person of which the securities or other ownership interests representing fifty percent (50%) or more of the equity or fifty percent (50%) made, owned, controlled or held, directly or indirectly, by such Person.

         (f) "AGREEMENT" will have the meaning set forth in the first paragraph.

         (g) "ANNUALIZED COMMISSIONS OF SELLER" will mean all commissions, bonuses, retail services fees and outside warehouse commissions of Seller based on sales or services to or on behalf of principals of Seller or with respect to a particular food or product line represented by Seller on behalf of such principals.

         (h) "ARBITRATION NOTICE" will have the meaning set forth in Section 12.2(a).

         (i) "ARBITRATION RULES" will have the meaning set forth in Section
12.2.

         (j) "ASSUMED LEASES: will have the meaning set forth in Section 1.1(d).

         (k) "ASSUMED LIABILITIES" will have the meaning set forth in Section
1.4.

         (l) "ASSUMPTION AGREEMENT" will have the meaning set forth in Section 3.3(c).

         (m) "BALANCE SHEET DATE" will have the meaning set forth in Section 4.6(a).

         (n) "BOOKS AND RECORDS" will mean all the books and records maintained by or for Seller, including all accounting records, minute books, stock records, computerized records and storage media and the software used in connection therewith.

         (o) "BONUS PAYMENTS" will have the meaning set forth in Section 7.4.

         (p) "BROKERAGE AGREEMENTS" will mean all outstanding food or product brokerage accounts, agreements, engagements, understandings, benefits and advantages that have been entered into by Seller or to which Seller is or can be entitled on account of or in respect to Seller's Business.

         (q) "BUSINESS" will have the meaning set forth in Preliminary Statement A.

         (r) "BUSINESS DAY" will mean any day other than a day on which commercial banks in Dallas, Texas are authorized to close under applicable Law.

         (s) "CHARTER DOCUMENTS" will mean (i) in the case of a corporation, its articles or certificate of incorporation and its bylaws, (ii) in the case of a partnership, its partnership certificate and its partnership agreement, and
(iii) in the case of any other Person, its organic and governing documents; in each case as such document has been amended or supplemented from time to time prior to the Signing Date.

         (t) "CLAIM" will mean any arbitration award, assessment, charge, citation, claim, damage, demand, directive, expense, fine, interest, joint or several liability, lawsuit, notice, obligation, payment, penalty, or summons of any kind or nature whatsoever, including any damages incurred because of any punitive damages and any reasonable attorneys' fees and expenses. A Claim will be considered to exist even though it may be conditional, contingent, indirect, potential, secondary, unaccrued, unasserted, unknown, unliquidated, or unmatured.

         (u) "CLOSING" will have the meaning set forth in Section 3.1.

         (v) "CLOSING CASH PAYMENT" will have the meaning set forth in Section 2.2.

         (w) "CLOSING DATE" will have the meaning set forth in Section 3.1.

         (x) "CODE" will mean the Internal Revenue Code of 1986.

         (y) "CONFIDENTIAL INFORMATION" means any proprietary information, and any information which Purchaser reasonably considers to be proprietary, pertaining to Seller's and Purchaser's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by such entity's sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with principals, the type, volume or profitability of services or products for principals, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to each of the Parties, whether or not reduced to writing.

         (z) "CONSENT" will mean a consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any Person.

         (aa) "EMPLOYEE BENEFIT PLAN" will mean any (i) Pension Benefit Plan,
(ii) Welfare Benefit Plan, (iii) accident, dental, disability, health, life, medical, or vision plan or insurance policy, (iv) bonus, executive, incentive or deferred compensation plan, (v) change in control plan, (vi) fringe benefits and perquisites, (vii) holiday, sick pay, leave, vacation, moving or tuition reimbursement or other similar policy, (viii) stock option, stock purchase, phantom stock, restricted stock or stock appreciation plan, (ix) severance plan, or (x) other employee arrangement, commitment, custom, policy or practice.

         (bb) "ENCUMBRANCE" will mean any title defect or objection, mortgage, lien, deed of trust, equity, judgment, claim, restrictive covenant, use restriction, charge, pledge, security interest or other encumbrance of any nature whatsoever, including all leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

         (cc) "ENVIRONMENTAL LAW" will mean (i) the Clean Air Act (42 U.S.C.
Section 7401 et seq.), (ii) the Clean Water Act or Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (iii) the Comprehensive Environmental Response, Compensation and

Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), (iv) the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), (v) the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), (vi) the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), (vii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), (viii) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), (ix) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.); (x) any state, local, tribal, or foreign law, ordinance, regulation, or statute analogous to any of the foregoing statutes, (xi) any regulations promulgated pursuant thereto, or (xii) any other federal, state, local, tribal, or foreign law, ordinance, regulation, or statute prohibiting, regulating, rule or restricting the disposal, generation, handling, placement, recycling, release, storage, transportation or treatment of any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste classified or considered to be hazardous or toxic to human health or the environment or otherwise related to environmental protection or health and safety.

         (dd) "ENVIRONMENTAL PERMITS" will have the meaning set forth in Section 4.15(a).

         (ee) "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended.

         (ff) "ESCROW AGENT" will have the meaning ascribed to such term in the Escrow Agreement.

         (gg) "ESCROW AGREEMENT" will have the meaning set forth in Section 3.2(g).

         (hh) "EXCLUDED ASSETS" will have the meaning set forth in Section 1.2.

         (ii) "EXCLUDED LIABILITIES" will have the meaning set forth in Section 1.5.

         (jj) "GAAP" will mean generally accepted accounting principles in effect in the United States of America as of the Signing Date.

         (kk) "GOVERNMENTAL AUTHORITY" will mean any federal, state, local, tribal, foreign or other governmental agency, department, branch, commission, board, bureau, court, instrumentality or body.

         (ll) "HAZARDOUS MATERIAL" will mean (i) any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste for which any Environmental Law limits, prohibits, or regulates its disposal, generation, handling, placement, recycling, release, storage, transportation or treatment,
(ii) any carcinogenic, corrosive, explosive, flammable, infectious, mutagenic, radioactive, or toxic substance, (iii) any diesel fuel, gasoline, or other petroleum product in an unconfined manner, (iv) any substance that contains polychlorinated biphenyls, (v) any substance that contains asbestos, (vi) any substance that contains urea formaldehyde foam installation, (vii) any substance that constitutes a nuisance upon any property, (viii) any substance that imposes a hazard to the health or safety of any individual; or (ix) any material that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "special waste," "toxic waste," or "toxic substance" under any Environmental Law.

         (mm) "INDEMNITEE" will have the meaning set forth in Section 11.3(a).

         (nn) "INDEMNITOR" will have the meaning set forth in Section 11.3(a).

         (oo) "INSURANCE POLICIES" will have the meaning set forth in Section 4.11.

         (pp) "INTANGIBLE ASSET" will mean any patent, trademark, trademark license, computer software (including, without limitation, the algorithms of such software), trade name, masthead, brand name, slogan, copyright, reprint right, franchise, license, process, authorization, invention, know-how, formula, trade secret and other intangible asset, together with any pending application, continuation-in-part or extension therefor or common law rights thereto, regardless of whether the same is registered or unregistered.

         (qq) "INTERIM BALANCE SHEET" will have the meaning set forth in Section 4.6(b).

         (rr) "INTERIM FINANCIAL STATEMENTS" will have the meaning set forth in
Section 4.6(b).

         (ss) "LAW" will mean any applicable code, statute, law, common law, rule, regulation, ordinance, or Order, of any Governmental Authority.

         (tt) "LAW AFFECTING CREDITORS' RIGHTS" will mean any bankruptcy, fraudulent conveyance or transfer, insolvency, moratorium, reorganization, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

         (uu) "MATERIAL ADVERSE CHANGE (OR EFFECT)" means a change (or effect), in the condition (financial or otherwise of Seller), the Business, Purchased Assets or Assumed Liabilities (other than the Affected Accounts) which change (or effect), individually or in the aggregate, is materially adverse to such condition, the Business, Purchased Assets or Assumed Liabilities.

         (vv) "MATERIAL CONTRACTS" will have the meaning set forth in Section 4.12.

         (ww) "MAXIMUM LIABILITY" will have the meaning set forth in Section
11.9.

         (xx) "MDF ACCOUNTS" will have the meaning set forth in Section 1.4(f).

         (yy) "NOTE" will have the meaning set forth in Section 2.2.


         (zz) "ORDER" will mean any consent decree, decree, determination, injunction, judgment, order, or writ of any arbitrator or Governmental Authority.

         (aaa) "PARTY" will have the meaning set forth in the first paragraph.

         (bbb) "PENSION BENEFIT PLAN" will mean (i) an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and (ii) a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         (ccc) "PERMIT" will mean any license, approval, certificate, franchise, registration, permit or authorization issuable by any Governmental Authority.

         (ddd) "PERSON" will mean any association, bank, business trust, corporation, estate, general partnership, Governmental Authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

         (eee) "PLAN" will mean any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance, hospitalization or other medical, life or other insurance, supplemental unemployment benefit, profit sharing, pension, or retirement plan, program, agreement or arrangement.

         (fff) "PURCHASE PRICE" will have the meaning set forth in Section 2.1.


         (ggg) "PURCHASED ASSETS" will have the meanings set forth in Section
1.1.


         (hhh) "PURCHASER" will have the meaning set forth in first paragraph.

         (iii) "PURCHASER CREDIT AGREEMENT" will mean that certain Amended and Restated Credit Agreement dated as of August 18, 1999, among Marketing Specialists Corporation, as borrower, First Union National Bank, individually and as agent for itself and the other lenders, and each of the financial institutions listed on Schedule 1 thereto, as amended, supplemented, restated or otherwise modified from time to time.

         (jjj) "PURCHASER INDENTURE" will mean that certain Indenture dated as of December 19, 1991, by and between Marketing Specialist Corporation, as Issuer, and Chase Bank of Texas, National Association, as trustee, relating to $100,000,000 of 10 1/8 % Senior Subordinated Notes due 2007, as amended, supplemented, restated or otherwise modified from time to time.

         (kkk) "REPRESENTATIVES" will mean, with respect to a Person, such Person's directors, employees, officers, agents, accountants, affiliates, consultants, investment bankers, attorneys, lenders, representatives and shareholders.

         (lll) "REQUIRED CONSENTS" will have the meaning set forth in Section
6.9.


         (mmm) "RETURNS" will have the meaning set forth in Section 4.19(a).


         (nnn) "REVIEWED FINANCIAL STATEMENTS" will have the meaning set forth in Section 4.6(a).

         (ooo) "SECURITIES ACT" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         (ppp) "SELLER" will have the meaning set forth in the first paragraph.

         (qqq) "SELLER EMPLOYEE BENEFIT PLANS" will have the meaning set forth in the Section 4.18(d).

         (rrr) "SELLER PENSION BENEFIT PLANS" will have the meaning set forth in
Section 4.18(b).

         (sss) "SELLER WELFARE BENEFIT PLANS" will have the meaning set forth
Section 4.18(a).

         (ttt) "SELLER'S KNOWLEDGE" will mean the actual knowledge, after reasonable inquiry, as of the date that a specific representation or warranty is made or deemed made, of Ronald L. Dengel, Les Norman or Clint Spaulding, or any member of the board of directors of Seller.

         (uuu) "SETTLEMENT MEETING" will have the meaning set forth in Section 12.1.

         (vvv) "SIGNING DATE" will have the meaning set forth in the first paragraph.

         (www) "TAX" will mean any assessment, charge, duty, fee, impost, levy, tariff, or tax of any nature whatsoever imposed by any Governmental Authority or payable pursuant to any tax sharing agreement, including any income, payroll, withholding, excise, gift, alternative minimum, capital gain, added value, social security, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise tax or charge, together with any related interest, penalties or additions thereon.

         (xxx) "TRANSACTION DOCUMENTS" will mean this Agreement, the Note and all other documents and instruments executed and delivered pursuant to or in furtherance of this Agreement (including all employment agreements, non-competition agreements, consulting agreements and leases).

         (yyy) "VEHICLE LEASE" will have the meaning set forth in Section
1.1(b).

         (zzz) "WELFARE BENEFIT PLAN" will mean an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, including an employee welfare benefit plan which is a "multiemployer welfare plan" as defined in Section 3(37) of ERISA and a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA.

         (aaaa) "YEAR-END BALANCE SHEET" will have the meaning set forth in
Section 4.6(a).

         Accounting Terms. Except as otherwise provided in this Agreement, all accounting terms defined in this Agreement, whether defined in this Article or otherwise, will be construed in accordance with GAAP applied on a consistent basis.

         Articles, Sections, Exhibits and Schedules. Except as otherwise specifically stated, references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules of this Agreement.

         Attorneys' Fees. Whenever this Agreement refers to a Person's "attorneys' fees and expenses," such reference also will include any fees and expenses of accountants, experts, investigators, and other professional advisors whose services such Person's attorney considered advisable in connection with the prosecution or defense of the particular matter.

         Breach. The term "breach" with respect to any contract or instrument means any breach or violation of, or default under, such contract or instrument, any conflict with another contract or instrument or any emergence of a right of another party to such contract or instrument to accelerate, cancel, modify or terminate such contract or instrument, including any such breach, violation, default, conflict, or right that will arise after notice or lapse of time; provided, however, that the loss of the Affected Accounts or the move of manufacturers currently represented by Seller to Purchaser will have no effect on and will not be the basis for any breach, adjustment or other modification to the Agreement.

         Disclosure Thresholds. The establishment of any monetary thresholds for the disclosure of particular items will not create a materiality standard under this Agreement.

         Drafting. Neither this Agreement nor any provision set forth in this Agreement will be interpreted in favor of or against any Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision set forth in this Agreement will be used when interpreting this Agreement or its provisions.

         Headings. Article and section headings are used in this Agreement only as a matter of convenience and will not have any effect upon the construction or interpretation of this Agreement.

         Include. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

         Or. The term "or" will not be interpreted as excluding any of the items described.

         Plural and Singular Words. Whenever the plural form of a word is used in this Agreement, that word will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, that word will include the plural form of that word.

         Pronouns. Whenever a pronoun of a particular gender is used in this Agreement, if appropriate that pronoun also will refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, if appropriate that pronoun also will refer to the masculine and feminine gender.

         Representations and Warranties. Seller's representations and warranties under this Agreement will mean the representations and warranties set forth in
Article IV and the reaffirmation of Seller's representations and warranties in certificates delivered pursuant to Section 3.2(b). Purchaser's representations and warranties under this Agreement will mean the representations and warranties set forth in Article V and the reaffirmation of Purchaser's representations and warranties in certificates delivered pursuant to
Section 3.3(e).

         Statutes. Any reference to Laws or any specific statute will include any changes to such Law or statute after the Signing Date, any successor Law or statute, and any regulations and rules promulgated under such Law or statute and any successor law or statute, whether promulgated before or after the Signing Date.

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "AMENDMENT") is dated as of January ___, 2000, by and between Marketing Specialists Sales Company, a Texas corporation (the "PURCHASER"), and Johnson-Lieber, Inc., a Washington corporation (the "SELLER").

                             PRELIMINARY STATEMENTS

         A. Pursuant to that certain Asset Purchase Agreement dated as of November 18, 1999 by and among the Purchaser and the Seller (the "AGREEMENT"), the Purchaser agreed to purchase from the Seller, and the Seller agreed to sell to the Purchaser, certain assets of the Seller, subject to the terms and conditions of the Agreement. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

         B. The parties hereto desire to amend the Agreement as set forth in this Amendment.

         NOW, THEREFORE, based on the foregoing, in consideration of the mutual promises contained herein and in the Agreement (as amended hereby), and subject to the terms and conditions set forth herein and in the Agreement (as amended hereby), the parties hereto agree as follows:

                             STATEMENT OF AGREEMENT

         1. Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

         Section 2.2 Payment of Purchase Price. For and in full consideration of this Agreement and the transactions contemplated herein, Purchaser will pay to Seller the Purchase Price, payable as follows: (i) the amount of $3,000,000 in cash (the "CASH PURCHASE PRICE"), payable as follows: (X) $1,000,000 (the "CLOSING CASH PAYMENT") at the Closing, (Y) $1,000,000 (the "FIRST CASH PAYMENT") on the day thirty (30) days after the Closing Date (such date, or if not a Business Day, the next succeeding Business Day, being the "FIRST PAYMENT DATE") and (Z) $1,000,000 (the "SECOND CASH PAYMENT", and together with the First Cash Payment, the "ADDITIONAL CASH Payments") on the day thirty (30) days after the First Payment Date (such date, or if not a Business Day, the next succeeding Business Day, being the "SECOND PAYMENT DATE"), in each case by wire transfer of immediately available funds to the bank account set forth in a notice given by Seller to Purchaser no later than three (3) Business Days prior to the Closing Date, the First Payment Date or the Second Payment Date, as applicable; and (ii) the aggregate principal amount of $9,240,000, subject to reduction as provided below, by delivering to Seller a promissory note substantially in the form of Exhibit 2.2 (the "NOTE") at the Closing. The obligation of Purchaser to pay to Seller the Additional Cash Payments shall be subordinated to the Loans (as such term is defined in that certain Consent Agreement dated January ___, 2000 (the "CONSENT AGREEMENT") by and among Marketing Specialists Corporation, Marketing Specialists Sales Company, the Lenders under the Credit Agreement described therein and First Union National Bank, as Agent for the Lenders) and shall have the same priority as the Note.

The principal amount of the Note shall be reduced by an amount not to exceed $1,100,000 if at any time prior to the 180th day after the Closing Date there is any reduction in markets, territories or customers serviced or a decrease in services performed by Purchaser pursuant to request by Church and Dwight in Oregon, Washington, Montana or Alaska or by Continental Mills in Oregon. In any such case, for each market, territory or customer that is no longer serviced or particular service which is no longer performed, the principal amount of the Note shall be reduced by the amount of commissions recorded by Seller in the Reviewed Financial Statements for the year ended December 31, 1999 relating to such principal in the relevant market or territory or with respect to such customer. Such reduction will be made starting with the last monthly installment and to each monthly installment preceding it until such reduction has been satisfied. For example, if during 1999 Seller earned $100,000 in commissions from Church and Dwight in Washington and Church and Dwight terminates Purchaser as its broker in Washington prior to the 180th day after the Closing Date, then the aggregate principal amount of the Note will be reduced by $100,000 thereby eliminating the last $100,000 of principal payments.

         2. Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

                           Section 3.1 The Closing. The consummation of the
                  transactions contemplated by this Agreement (the "CLOSING") will take place on January ___, 2000, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 or such other date or location as may be mutually agreed to by the Parties; provided that all of the conditions set forth in Article IX, to the extent not waived, are satisfied. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE."

         3. Article VI of the Agreement is hereby amended by inserting the following text as new Sections 6.12 and 6.13:

                           Section 6.12 Renewal of Employee Benefit Plans.
                  Seller shall renew and maintain the effectiveness of all of its Employee Benefit Plans (including, without limitation, all Seller Welfare Benefit Plans, Seller Pension Benefit Plans and Seller Employee Benefit Plans).

                           Section 6.13 Repayment of Costs. In the event Closing
                  fails to occur, Seller shall immediately reimburse any and all costs and expenses incurred by Purchaser pursuant to its obligations under Section 7.5.

         4. Section 6.3, Subsection (a) of the Agreement is hereby amended by deleting the words "and monthly profit and loss statements of Seller for the period from June 30, 1999 through the month ending no more than 30 days prior to the Closing Date" from the seventh, eight and ninth lines thereof and inserting in place thereof the words "monthly profit and loss statements of Seller for the period from June 30, 1999 through November 30, 1999 and, no later than February, 29, 2000, the monthly profit and loss statement of Seller for the period from December 1, 1999 through December 31, 1999".

         5. Section 6.5 of the Agreement is hereby amended by deleting the words "December 31, 1999" from the third line thereof and inserting in place thereof the words "January 31, 2000."

         6. Article VII of the Agreement is hereby amended by inserting the following text as new Sections 7.5 and 7.6:

                           Section 7.5 Payment of Employee Benefit Plan Costs.
                  If Closing occurs, Purchaser agrees to reimburse Seller for the costs of maintaining any of the Seller Welfare Benefit Plans, Seller Pension Benefit Plans and Seller Employee Benefit Plans relating directly to any of Seller's employees hired by Purchaser for the period beginning on the Closing Date and ending on such date as such employees are covered under Purchaser's Employee Benefit Plans.

                           Section 7.6 Payment of Additional Cash Payments.
                  Purchaser shall pay Seller the First Cash Payment on the First Payment Date and the Second Cash Payment on the Second Payment Date in accordance with Section 2.2.

         7. Section 9.2 of the Agreement is hereby amended by inserting the following text as a new subparagraph (h):


                           (h) Security for Additional Cash Payments. Purchaser
                  will arrange and deliver to Seller at Closing a letter of credit, on such terms and conditions as may be mutually acceptable to the Parties, as security for the payment of the Additional Cash Payments.

         8. Section 10.1(c) of the Agreement is hereby amended by deleting the words "December 31, 1999" and inserting in place thereof the words "January 31, 2000."

         9. Section 11.9 of the Agreement is hereby amended by deleting the last sentence thereof and inserting in place thereof the following:

                  Notwithstanding anything to the contrary contained in this Section, Seller's Maximum Liability shall not apply to (1) Claims based upon a breach of the representations and warranties made in Section 4.15, 4.18 or 4.19; (2) Claims based upon a breach of Seller's covenants in Sections 6.12 or 6.13; (3) Claims contemplated by Section 11.1(a)(iii) (including, without limitation, any liability imposed on Purchaser under COBRA as a successor entity to Seller); or (4) Claims contemplated by Section 11.1(a)(iv). Further, Purchaser's Maximum Liability shall not apply to (i) Claims related to Purchaser's failure to pay any portion of the Cash Purchase Price in accordance with Sections 2.2 and 7.6; (2) Claims related to Purchaser's payment obligations under the Note which shall be governed by the terms thereof; (3) Claims based upon a breach of Purchaser's covenants in Section 7.5; or (4) Claims contemplated by Section 11.2(c).

         10. The definition of "AFFECTED ACCOUNTS" in the Agreement is hereby amended and restated in its entirety as follows:

                  "AFFECTED ACCOUNTS" means (i) manufacturers whose relationships with Purchaser were terminated prior to June 30, 1999, (ii) the manufacturers listed below, and (iii) any other manufacturers that are currently represented by Seller that move to Purchaser prior to the Closing:

                           Smuckers
                           Bumble Bee
                           Cullyspring
                           Oral B
                           Stash Tea
                           Gortons
                           Borden
                           Heart Light
                           Boca Burgers
                           Good Humor
                           Slim Fast
                           Minute Maid
                           Authentic Specialty
                           Johnson & Johnson
                           Omni Nutraceuticals
                           Purely Cotton
                           Resers
                           Burns Philp

         11. Annex A of the Agreement is hereby amended by inserting the following definitions in their appropriate alphabetical order:

             "ADDITIONAL CASH PAYMENTS" shall have the meaning set forth in
Section 2.2.

             "CASH PURCHASE PRICE" shall have the meaning set forth in Section 2.2.

             "FIRST CASH PAYMENT" shall have the meaning set forth in Section
2.2.

             "FIRST CASH PAYMENT DATE" shall have the meaning set forth in
Section 2.2.

             "SECOND CASH PAYMENT" shall have the meaning set forth in Section 2.2.

             "SECOND CASH PAYMENT DATE" shall have the meaning set forth in
Section 2.2.

         12. Except as specifically provided in this Amendment, there are no amendments, revisions or other modifications to the Agreement. All other terms and conditions of the Agreement are hereby incorporated by reference and shall remain in full force and effect and apply fully to this Amendment.

         13. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any party hereto may execute and deliver this Amendment by an executed signature page transmitted by a facsimile machine. If a party transmits its signature page by a facsimile machine, such party will promptly thereafter deliver an originally executed signature page to the other parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Amendment.

         14. THIS AMENDMENT IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

PURCHASER:                              MARKETING SPECIALISTS SALES
                                        COMPANY, a Texas corporation



                                        By:
                                           ------------------------------------
                                        Name:  Nick G. Bouras
                                        Title: Vice President


SELLER:                                 JOHNSON-LIEBER, INC., a Washington
                                        corporation



                                        By:
                                           ------------------------------------
                                        Name:  Ronald L. Dengel
                                        Title: Chairman/CEO